UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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Golden Minerals Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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350 Indiana Street, Suite 800

Golden, Colorado 80401

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held January 19, 2016

Dear Stockholders:

We cordially invite you to attend a special meeting of the stockholders of Golden Minerals Company (the “Company”) to be held at the Courtyard by Marriott Denver West/Golden, 14700 W. 6th Avenue Frontage Road, Golden, CO 80401 on January 19, 2016 at 9:00 a.m., Denver time.  The primary business of the meeting will be to vote on the Company’s proposal to:

Approve the issuance of shares of the Company’s Common Stock upon the conversion of a Senior Secured Convertible Note in favor of the Company’s stockholder The Sentient Group.

The foregoing is more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on November 24, 2015, the record date fixed by the board of directors, are entitled to notice of, and to vote at, the special meeting and at any postponements or adjournments thereof.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting, please complete, sign, date, and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. You may revoke this proxy at any time prior to the special meeting and, if you attend the special meeting, you may vote your shares in person.

The Proxy Statement is available for viewing, printing and downloading at www.viewproxy.com/GoldenMinerals/2016

By order of the Board of Directors,

Warren M. Rehn
President and Chief Executive Officer
December [1], 2015

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.

—OR—

Stockholders may also complete a proxy via the Internet or by telephone in accordance with the instructions listed on the proxy card.

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ABOUT THE MEETING	1

THE PROPOSAL —APPROVAL OF THE ISSUANCE OF THE COMPANY’S COMMON STOCK UPON THE CONVERSION OF A SENIOR SECURED CONVERTIBLE NOTE IN FAVOR OF THE COMPANY’S STOCKHOLDER THE SENTIENT GROUP	4

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	8

OWNERSHIP OF COMMON STOCK	9

HOUSEHOLDING INFORMATION	11

WHERE YOU CAN FIND ADDITIONAL INFORMATION	11

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING	12

OTHER MATTERS	12

ii

GOLDEN MINERALS COMPANY

350 Indiana Street, Suite 800

Golden, Colorado 80401

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

January 19, 2016

This Proxy Statement is furnished to the stockholders of Golden Minerals Company (“Golden Minerals,” the “Company,” “we”, or “our”) in connection with the solicitation of proxies by the board of directors of Golden Minerals to be voted at the special meeting of stockholders on January 19, 2016, or at any postponements or adjournments of the special meeting. This special meeting is being held for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders. The Proxy Statement and proxy card were first mailed to stockholders on or about December [1], 2015.

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to be Held on January 19, 2016:

THE PROXY STATEMENT IS AVAILABLE FOR VIEWING, PRINTING AND DOWNLOADING AT:

www.viewproxy.com/GoldenMinerals/2016

ABOUT THE MEETING

Why am I receiving this Proxy Statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your common stock at the special meeting of stockholders on January 19, 2016 to approve the issuance of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) upon the conversion of a Senior Secured Convertible Note (the “Note”) in favor of the Company’s stockholder The Sentient Group, as further described in this Proxy Statement. This Proxy Statement provides you with information on this matter so that you may make an informed decision.

What is the purpose of the special meeting?

At our special meeting, stockholders will vote on the following item of business:

To approve the issuance of shares of the Company’s Common Stock upon the conversion of a Senior Secured Convertible Note in favor of the Company’s stockholder The Sentient Group.

What are the board’s recommendations?

Our board of directors recommends that you vote FOR the issuance of shares of the Company’s Common Stock upon the conversion of a Senior Secured Convertible Note in favor of the Company’s stockholder The Sentient Group (see “The Proposal”)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of November 24, 2015, the record date for the special meeting, we had 53,335,333 shares of Common Stock outstanding. This amount includes 465,005 shares of unvested restricted Common Stock issued pursuant to our Amended and Restated 2009 Equity Incentive Plan, which are not entitled to vote at the special meeting. Therefore, as of November 24,

2015, 52,870,328 shares of Common Stock were outstanding and are entitled to vote at the special meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we have sent the Notice and Proxy Statement directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. You may vote by proxy by filling out the proxy card included with the materials mailed to you, via the Internet, or by calling the toll free number found on the proxy card.

Beneficial Owner.  If your shares are held in a brokerage account, or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that holder of record together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the special meeting.

Who may attend the special meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker, bank or other holder of record (i.e., in street name) and wish to attend the meeting, you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement as of November 24, 2015, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 8:30 a.m., Denver time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

How may I vote my shares in person at the special meeting?

Shares held in your name as the stockholder of record may be voted in person at the special meeting. Shares held beneficially in street name may be voted by you in person only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares. Even if you plan to attend the special meeting, we recommend that you submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

How may I vote my shares without attending the special meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy card or via the Internet or telephone by following the instructions provided on the proxy card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other holder of record. For directions on how to vote, please refer to the instructions included on the proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other holder of record.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the special meeting, please contact our proxy advisor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

855-928-4483

Proxies submitted properly by one of the methods described above will be voted in accordance with the instructions contained therein. If you submit a proxy but do not provide voting directions, the proxy will be voted “FOR” the approval of the issuance of shares of the Company’s Common Stock upon the conversion of the Note.

If your shares are held through a broker, bank or other nominee, under applicable rules of the NYSE MKT LLC (“NYSE MKT”) (the U.S. exchange on which our Common Stock is traded) and applicable Canadian securities laws, the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive specific voting instructions from you, the broker will not be able to vote your shares, as under the NYSE MKT rules and guidance, the approval of the sale of Common Stock upon conversion of the Note is not a “routine” matter on which brokers are entitled to vote without specific direction from the beneficial holder.  If your broker does not vote your shares because it has not received specific voting instructions from you, commonly referred to as a “broker non-vote,” it will not affect the outcome of the vote on this matter since the returned proxy will not be counted. However, abstentions will be included in the number of shares voting and will have the effect of a vote against the Proposal.

May I change my vote or revoke my proxy after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office located at 350 Indiana Street, Suite 800, Golden, Colorado 80401; (2) executing and delivering a later dated proxy card; or (3) by the Internet or telephone by following the voting instructions provided on the proxy card. In addition, the powers of the proxy holders to vote your stock will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority (over 50%) of the shares of our Common Stock outstanding and entitled to vote as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you properly submit a proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

What vote is required to approve the Proposal?

The affirmative vote of a majority of the outstanding shares of Common Stock present at the meeting (either in person or by proxy) will be required to approve the Proposal.

The Sentient Group has indicated that it intends to vote its shares of Common Stock pro rata in the same percentages as the shares held by all stockholders (except The Sentient Group) are voted.

How may I vote on the Proposal?

For approval of the issuance of Common Stock upon conversion of the Note, you may vote FOR or AGAINST, or you may indicate that you wish to ABSTAIN from voting.

Who will count the proxy votes?

Votes will be tabulated by Alliance Advisors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

No action is proposed at this meeting for which the laws of the state of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ Common Stock.

Who will bear the cost of this proxy solicitation?

The accompanying proxy is solicited on behalf of the Company by its board of directors, and the cost of solicitation will be borne by the Company. Following the original mailing of the proxies and soliciting materials, directors, officers, and employees of the Company may solicit proxies by mail, telephone, facsimile, email or personal interviews. We have retained Alliance Advisors to assist in the solicitation of proxies and provide related advice and informational support, for a solicitation service fee and the reimbursement of customary disbursements for a total estimated cost of approximately $9,000.

THE PROPOSAL—APPROVAL OF THE ISSUANCE OF THE COMPANY’S COMMON STOCK UPON THE CONVERSION OF A SENIOR SECURED CONVERTIBLE NOTE IN FAVOR OF THE COMPANY’S STOCKHOLDER THE SENTIENT GROUP

At the special meeting, you will be asked to consider and vote upon the issuance of the Company’s Common Stock upon the conversion of the Note in favor of The Sentient Group, as further described below.

Introduction

On October 27, 2015, the Company entered into a Loan Agreement (the “Loan Agreement”) with Sentient Global Resources Fund IV, L.P., a Cayman Islands exempted limited partnership (“Sentient”). Sentient is a private equity fund managed by The Sentient Group, an independent private equity firm that manages investments in the global resources industry. Together with certain other funds managed by The Sentient Group, Sentient is the Company’s largest stockholder, holding in the aggregate approximately 27% of the Company’s outstanding common stock (excluding restricted common stock held by the Company’s employees).  On October 27, 2015, the Company borrowed from Sentient $5.0 million (the “Loan”), the entire amount available under the Loan Agreement, pursuant to a Senior Secured Convertible Note (the “Note”) in favor of Sentient, with principal and accrued interest due and payable on October 27, 2016 (the “Loan Maturity Date”).  Upon approval by the Company’s stockholders as provided in this Proxy Statement, Sentient will have the right to convert the principal and accrued interest under the Note, in whole or in part and from time to time, to shares of the Company’s common stock, $0.01 par value (“Common Stock”) at a conversion price equal to $0.29 per share or a lower price as described below (see the Summary of the Transaction Documents – Conversion Price).

The material terms of the Note and Loan Agreement are summarized herein. Additionally, because the information included herein is a summary, it may not include a discussion of all of the provisions in which you are interested. As such, the Note and the Loan Agreement are attached to this Proxy Statement as Appendix A and B, respectively. We encourage you to read Appendices A and B in their entirety.

Reason for Seeking Stockholder Approval

The Common Stock is listed on the NYSE MKT and the Toronto Stock Exchange. Section 713(a) of the NYSE MKT rules requires stockholder approval in connection with a transaction involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding shares of common stock at a price less than the greater of book value or market value. Section 713(b) of the NYSE MKT rules requires stockholder approval in connection with a transaction involving the issuance or potential issuance of additional shares which would result in a change of control of the issuer.

If Sentient were to convert the entire amount of principal and interest due at the Loan Maturity Date, estimated at approximately $5.5 million, at $0.29, the highest conversion price permitted under the Note, Sentient would receive 18,965,516 shares of Common Stock, increasing its ownership by about 19% from approximately 27% to approximately 46% of the Company’s then outstanding Common Stock, assuming no other issuances of Common Stock by the Company. Under certain circumstances described below (see “Summary of the Transaction Documents – Conversion Price”), the conversion price could be significantly lower than $0.29, resulting in Sentient receiving substantially in excess of 20% of the Company’s Common Stock on conversion and owning substantially in excess of 46% of the Company’s Common Stock following conversion. The NYSE MKT has informed the Company that the potential issuance of Common Stock to Sentient pursuant to a right to convert principal and interest under the Note to Common Stock constitutes a change of control for purposes of NYSE MKT Section 713(b).  Therefore, Sentient will not have the right to convert the Note, and the Company will not have the right to issue Common Stock on conversion of the Note until the Company’s stockholders approve the Proposal.

Additionally, pursuant to the Loan Agreement, the Company is required to obtain stockholder approval by January 31, 2016, subject to extension under certain circumstances.

Certain Consequences if the Proposal is Approved

The Proposal must be approved in order for Sentient to convert the principal and accrued interest under the Note into the Company’s Common Stock and for the Company to issue the Common Stock on conversion.

The consequences of approving the Proposal are significant. Approval of the Proposal and a subsequent issuance of Common Stock to Sentient upon exercise by Sentient of its conversion rights will have the effect of diluting the ownership of existing stockholders and giving The Sentient Group more control over the Company. If Sentient were to convert the entire amount of principal and interest due at the Loan Maturity Date, estimated at approximately $5.5 million, at $0.29, Sentient would receive 18,965,516 shares of Common Stock, increasing its ownership from approximately 27% to approximately 46% of the Company’s then outstanding common stock, assuming no other issuances of Common Stock by the Company. A lower stock price prior to the conversion date or the effects of an anti-dilution adjustment in the Note could further reduce the Conversion Price significantly, and significantly increase the number of shares of Common Stock issuable on conversion. As such, by approving the Proposal, stockholders are approving the issuance of an unlimited number of Common Stock to Sentient.

If a significant amount of Common Stock is issued to Sentient upon conversion of the Note, a change of control could occur. If a change of control occurs, Sentient and The Sentient Group would exert significant control over the Company, including over the election of directors, changes in the size or the composition of the board of directors, and mergers and other business combinations involving the Company. Through control of the board of directors and increased voting power, including an ability to prevent a quorum at stockholders meetings, The Sentient Group would be able to control certain decisions, including decisions regarding qualification and appointment of officers, operations of the business including acquisition or disposition of our assets or purchases and sales of mining or exploration properties, dividend policy, and access to capital (including borrowing from third-party lenders and the issuance of equity or debt securities).

Our executives will not receive change of control benefits under Company agreements or plans as a result of Sentient’s conversion of the Note. Our executives have waived any rights that might accrue to them upon or following a change of control as defined in change of control agreements, severance plans, and the Company’s equity incentive plan, in connection with a change of control that occurs as a result of Sentient’s exercise of its conversion rights.

Certain Consequences if the Proposal is Not Approved

If the Proposal is not approved by our stockholders on or before January 31, 2016, as that date may be extended by Sentient, that failure would be an Event of Default as defined in the Loan Agreement. If an Event of Default occurs, Sentient has the right to terminate the Note with the entire amount of principal and interest (at the default rate of 18%) immediately due and payable, and also has the right to foreclose on the stock of and to enforce Loan guarantees against our subsidiaries that hold our principal assets.

We do not expect to generate sufficient funds internally to pay the principal and interest on the Loan either following an Event of Default or when the Loan becomes due on October 27, 2016. We plan, and are required by the Loan Agreement, to seek external funding through the sale of equity or securities convertible into equity in order to raise sufficient funds to repay principal and pay interest on the Loan.  There can be no assurance that we will be successful in obtaining sufficient external funding on terms acceptable to us or at all.

Summary of the Transaction Documents

Loan Agreement and Note.  The Company borrowed $5.0 million under the Loan Agreement, which is due and payable on the Loan Maturity Date.  The Company has no right to prepay all or any part of the principal or interest prior to the Loan Maturity Date. The Note bears interest at a rate of 14% per annum, compounded monthly. If the Company’s stockholders approve the issuance of Common Stock upon the convertibility of the Note, then the interest rate is reduced to 9% per annum, compounded monthly, retroactively applied to the initial borrowing date. The Loan Agreement contains customary representations, warranties, covenants and default provisions and is secured by the stock of the Company’s principal subsidiaries, including subsidiaries that are holding companies for or directly own the Company’s Velardeña Properties in Mexico and its El Quevar advanced exploration project in Argentina. The Company has agreed to use its reasonable best efforts to raise at least $5.0 million through the sale of equity or securities convertible into equity, and to retain the proceeds of any such financing for the purposes of repaying the Note. The Company may use the Loan proceeds to fund certain activities or items specified in the Loan Agreement including the costs of entering into the financing arrangement, operations and general and administrative costs including shutdown and severance costs in connection with the planned shutdown of the Velardeña mine, and the acquisition, exploration and evaluation of new properties.

Conversion Price.  Following approval by the Company’s stockholders, Sentient will have the right to convert principal and accrued interest, in whole or in part and from time to time, to Common Stock at a price (the “Conversion Price”) equal to the lowest of (i) $0.29, equal to 90 percent of the 15-day volume weighted average price (“VWAP”) of our common Stock for the period immediately preceding the loan closing date, (ii) 90 percent of the 15-day VWAP for the period immediately preceding the loan conversion date, or (iii) an anti-dilution adjusted price based on the lowest price for which the Company has sold its stock after October 27, 2015 (subject to certain exceptions set forth in the Note).

If approved, upon conversion of the Note, Common Stock would be issued to Sentient outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

Registration Rights. Upon conversion of all or any portion of the Note, the Company will enter into a Registration Rights Agreement with Sentient pursuant to which the Company will be required to prepare and file a “resale registration statement” under the Securities Act registering the resale by Sentient from time to time of Common Stock issued to Sentient upon conversion of the Note (the “Registrable Securities”). The registration statement will be required to be filed after the date that is four months following the date on which Common Stock is issued upon conversion of the Note, but no later than nine months following conversion. The Company will further be required to use its best efforts to have the registration statement declared effective as soon as practical and in no event later than 12 months after conversion is completed. The Company will cause the registration statement to remain effective until the earlier of (i) the sale of the Registrable Securities pursuant to Rule 144 under the Securities Act, or pursuant to the effective registration statement and (ii) the first date on which the Registrable Securities may be sold pursuant to Rule 144 under the Securities Act without being subject to volume restrictions sent forth in Rule 144(e) under the Securities Act. The Registration Rights Agreement will provide that if the Company is unable to meet the filing and effectiveness deadlines noted above, it may be subject to a penalty equal to 1.0% of the aggregate purchase price paid by Sentient for the shares paid for every thirty days following the applicable deadline, up to a maximum amount of 3.0% of the aggregate purchase price.

Waiver of Change of Control Benefits.  In connection with the Loan Agreement, Sentient required that the Company’s three executive officers enter into a Change of Control Benefit Waiver Agreement, pursuant to which each officer (i) agreed that the acquisition by Sentient of the Company’s Common Stock pursuant to exercise of its Note conversion rights will not constitute a Change of Control as defined in and pursuant to the officer’s Change of Control Agreement, the Company’s Amended and Restated 2009 Equity Incentive Plan, or the Company’s Severance Compensation Plan, and (ii) waives any rights to benefits under those Agreements or Plans that might otherwise result from Sentient’s acquisition of the Company’s Common Stock pursuant to its Note conversion rights. This Agreement does not affect the right of any executive officer under his or her Change of Control Agreement or the referenced Plans that might result from a “Change of Control” as defined in such Agreement or Plans due to a third party’s acquisition of the Company’s Common Stock, other than Sentient’s acquisition of Common Stock by exercising its Note conversion rights.

The material terms of the Loan Agreement and the Note are qualified in their entirety by reference to the text of the Note and the Loan Agreement attached to this Proxy Statement as Appendixes A and B, respectively.

Additional Consequences of the Proposal

As a result of anti-dilution provisions in our outstanding warrants, the approval of the Proposal, which will permit Sentient to convert the Note to Common Stock at a conversion price of $0.29 or less, will result in adjustments that reduce the exercise price and increase the number of shares issuable under our outstanding warrants, including warrants held by Sentient.

In September 2012, the Company closed on a public offering and concurrent private placement with Sentient in which it sold units consisting of one share of Common Stock and a five-year warrant to acquire one half of a share of Common Stock at an exercise price of $8.42 per share (the “September 2012 Warrants”).  The exercise price was subsequently adjusted downward to $7.17 per share based on a weighted average dilution provision in the September 2012 Warrants.  This adjustment was the result of the September 2014 public offering and concurrent Sentient private placement described below. As a result of approval of the Proposal, the number of shares of Common Stock issuable upon exercise of the September 2012 Warrants will be increased from 4,031,409 shares to 5,164,279 shares (1,132,870 share increase) and the exercise price will be decreased from $7.17 per share to approximately $5.60 per share due to the anti-dilution provisions of the September 2012 Warrants (the “2012 Warrant Adjustment”).  Sentient holds September 2012 Warrants exercisable for 802,249 shares, which would increase to 1,027,690 shares as the result of the anti-dilution adjustment described above.

In September 2014, the Company closed on a public offering and concurrent private placement with Sentient in which it sold units, consisting of one share of Common Stock and a five-year warrant to acquire one half of a share of Common Stock at an exercise price of $1.21 per share (the “September 2014 Warrants” and together with the September 2012 Warrants, the “Warrants”). Pursuant to the anti-dilution provisions in the September 2014 Warrants issued in the public offering, as a result of approval of the Proposal, the number of shares of Common Stock issuable upon exercise of the September 2014 Warrants issued in the public offering will be increased from 1,846,000 shares to 2,234,391 shares (388,391 share increase), and the September 2014 Warrants’ exercise price will be decreased from $1.21 per share to approximately $1.00 per share (the “2014 Warrant Adjustment”, and together with the 2012 Warrant Adjustment, the “Warrant Adjustment”). Pursuant to the anti-dilution provisions in the Sentient September 2014 Warrants, the exercise price would be adjusted downward to approximately $1.00 per share as noted above, but there would be no increase in the shares underlying the Sentient September 2014 Warrants. Sentient would continue to hold September 2014 Warrants exercisable for 2,900,000 shares of Common Stock.

Stockholder Dilution

Stockholder approval of the proposed issuance of Common Stock upon conversion of the Note will have the effect of diluting the ownership of existing stockholders.

The following table shows the potential number of shares of Common Stock issuable upon conversion of the Note at various conversion prices which may result from lower stock prices prior to conversion or anti-dilution adjustments, and assumes Sentient converts the entire amount of principal and interest due on the Note at the Loan Maturity Date, estimated at approximately $5.5 million ($5 million principal and approximately $500,000 accrued interest).

	Number of Shares of Common Stock
Event	Conversion Price Equal to $0.29(1)	Conversion Price Equal to $0.2175(2)	Conversion Price Equal to $0.145(3)	Conversion Price Equal to $0.0725(4)
Conversion of the principal	17,241,379	22,988,505	34,482,758	68,965,517
Conversion of accrued interest(5)	1,724,137	2,298,850	3,448,275	6,896,551

(1)	Assumes Conversion Price equal to 90 percent of the 15-day VWAP for the period immediately preceding the loan closing date, or $0.29 (“VWAP Price”)
(2)	Assumes conversion at 75% of VWAP Price
(3)	Assumes conversion at 50% of VWAP Price
(4)	Assumes conversion at 25% of VWAP Price
(5)	Assumes the number of shares of Common Stock issuable upon conversion of accrued interest through the Loan Maturity Date

The following table assumes (i) Sentient converts the entire amount of principal and interest due on the Note at the Loan Maturity Date, estimated at approximately $5.5 million ($5 million principal and approximately $500,000 accrued interest), (ii) the Conversion Price is the WVAP Price of $0.29, and (iii) as a result of the Warrant Adjustment described above, the number of shares of Common Stock issuable upon exercise of all outstanding Warrants of the Company, would increase from 8,777,409 shares to 10,298,670 shares (a 1,521,261 share increase), including an increase from 3,702,249 shares to 3,927,690 shares (a 225,441 share increase) for Warrants held by Sentient as a result of the 2012 Warrant Adjustment.

	Pre-Conversion Shares Outstanding		At Conversion Shares Outstanding		Upon Exercise of All Outstanding Securities (Fully Diluted)(1)
Current Company Stockholders and Warrant Holders (Including The Sentient Group)	53,335,333	100%	72,300,849	100%	84,090,614	100%
Current Company Stockholders and Warrant Holders (Excluding The Sentient Group)	39,111,599	73.3%	39,111,599	54.1%	46,973,674	55.9%
The Sentient Group	14,223,734	26.7%	33,189,250	45.9%	37,116,940	44.1%

(1)	Includes exercise of 245,810 outstanding employee stock options, 1,245,285 non-employee director restricted stock units and all outstanding Warrants.

The Board’s Reasons for the Transaction

In September 2015, the board of directors established a Finance Committee comprised of directors independent of The Sentient Group to oversee the negotiations and approval of a financing arrangement with The Sentient Group. Based on recommendation by the Finance Committee, our board of directors determined that the Company’s entry into the Loan Agreement and the Note, resulting in the potential issuance of Common Stock to Sentient, is in the best interest of the Company. Accordingly, the board of directors approved the Loan Agreement, the Note, and the transactions contemplated thereby, and is now recommending the approval of the issuance of Common Stock upon conversion of the Note to our stockholders. In making this determination, the board considered a number of factors and risks which supported its decision to approve the Loan Agreement, the Note, and the transactions contemplated thereby, and to recommend the Proposal to the Company’s stockholders, including the following:

•                  the Company’s business and historical and projected financial results, and the fact that it did not have sufficient funds to carry out its business activities without the Loan;

•                  if the Company did not obtain an infusion of capital in the very near term, the Company and its subsidiaries would not be able to meet their respective obligations, including without limitation their obligations to employees and trade creditors;

•                  the Company’s objective to use the proceeds of the Loan to fund certain activities or items specified in the Loan Agreement including the costs of entering into the financing arrangement, operations and general and administrative costs including shutdown and severance costs in connection with the planned shutdown of the Velardeña mine, and the acquisition, exploration and evaluation of new properties;

•                  the advantages and disadvantages of potential alternative transactions, such as a strategic merger or acquisition, public equity financing or other private equity alternatives;

•                  the terms of the Loan Agreement and the existing relationship between the Company and The Sentient Group;

•                  the Company’s ability to obtain the approval of the transaction by our stockholders; and

•                  the potential dilutive effect of the issuance of Common Stock upon conversion of the Note and the exercise of the currently outstanding Warrants on the Company’s current stockholders.

Additionally, in its consideration of calculation of Conversion Price pursuant to the Note, the board of directors considered, among other matters, the small market capitalization of the Company, the reported losses of the Company over the last several years, possible market perceptions of the challenges still facing the Company, and the trading prices and market capitalizations of other similar publicly traded exploration companies. In addition, the board of directors considered that the requirement to obtain stockholder approval for the issuance of Common Stock upon conversion of the Note would necessarily result in a significant delay between the time the Note was issued to Sentient and the time that the conversion could be completed, during which time the reported market trading prices for the Common Stock will change.  Taking all of these factors into account, the board believes that the proposed issuance of Common Stock upon conversion of the Note calculated based on the Conversion Price is in the best interests of the Company and its stockholders.

Board Recommendation

Our board of directors unanimously recommends that shareholders vote “FOR” approval of the issuance of Common Stock upon conversion of the Note.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Current board member Andrew Pullar was appointed to the board of directors in July 2013. Mr. Pullar is the Chief Executive Officer and a director of The Sentient Group. The board has determined that Mr. Pullar is not an independent director under NYSE MKT and Securities and Exchange Commission (“SEC”) rules, in part, because of his officer and director role with The Sentient Group. Mr. Pullar receives the same equity compensation for service as a non-employee director as is currently provided to the other non-employee directors. Through November 10, 2015, we have awarded Mr. Pullar 160,922 restricted stock units pursuant to the Company’s Non-Employee Directors Deferred Compensation and Equity Award Plan. As a result of certain internal requirements of The Sentient Group, Mr. Pullar does not receive cash compensation for his service on the board of directors, and Mr. Pullar will remit to The Sentient Group any Common Stock issued to him pursuant to the restricted stock units he receives. Mr. Pullar recused himself from consideration, authorization and approval of the Loan and the transactions with Sentient contemplated by the Loan Agreement, due to his respective current and past relationships with The Sentient Group.

Pursuant to a Common Stock Purchase Agreement entered into between the Company and a fund managed by The Sentient Group in connection with a private placement in 2009, we agreed to nominate one individual designated by The Sentient Group for election to our board of directors. As a result, Ian Masterton-Hume, former partner and cofounder of The Sentient Group and current member of The Sentient Council, was appointed to our board of directors. Mr. Hume receives regular board compensation and is considered by the Company to be independent under the NYSE MKT and SEC rules. Mr. Hume recused himself from consideration, authorization and approval of the Loan and the transactions with Sentient contemplated by the Loan Agreement, due to relationships with The Sentient Group.

Further, the Company’s borrowing from Sentient is a “related party transaction” pursuant to Canada’s Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Sentient loan transaction is exempt from the formal valuation and minority stockholder approval requirements of MI 61-101, as the Company relied on the “financial hardship” exemption. In this connection, the Company’s board of Directors, and the seven directors of the Company who are independent in respect of the Sentient loan transaction, determined, after considering among other things the Company’s current financial difficulties and immediate capital requirements, that the Company was in serious financial difficulty, the Sentient loan transaction was designed to improve the financial position of the Company and the terms of the Sentient loan transaction are reasonable in the circumstances.

OWNERSHIP OF COMMON STOCK

The following table contains information about the beneficial ownership (unless otherwise indicated) of our Common Stock as of November 10, 2015* by:

•                  each person known by us to beneficially hold 5% or more of our outstanding Common Stock,

•                  each of our directors,

•                  each of our named executive officers, and

•                  all of our executive officers and directors as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as otherwise noted, we believe that all of the persons and groups shown below have sole voting and investment power with respect to the Common Stock indicated. Percentage computations are based on 53,335,333  shares of our Common Stock outstanding as of November 10, 2015*.

Directors, Executive Officers and	Beneficial Ownership as of November 10, 2015
5% Stockholders of Golden Minerals(1)	Number	Percentage
The Sentient Group(2)	17,925,983	33.61%
Jeffrey G. Clevenger(3)	592,806	**
W. Durand Eppler(4)	183,341	**

Michael T. Mason(5)	132,218	**
Ian Masterton-Hume(6)	147,341	**
Kevin R. Morano(7)	147,341	**
Terry M. Palmer(8)	148,341	**
Andrew N. Pullar(9)	—	**
David H. Watkins(10)	152,941	**
Warren M. Rehn(11)	278,801	**
Robert P. Vogels(12)	205,498	**
Directors and Executive Officers as a group (11 persons)(13)	2,151,645	4.03%

*                                         Date will be updated to reflect date closer to the date definitive proxy statement is filed.

**                                  The percentage of Common Stock beneficially owned is less than 1%.

(1)               The address of these persons, unless otherwise noted, is c/o Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

(2)               Percent is higher than The Sentient Group ownership of approximately 27% described in this Proxy Statement because amount includes warrants to acquire 3,702,249 shares of our Common Stock that are currently exercisable as discussed below. This information is based on a Schedule 13D/A-7 filed with the SEC on September 17, 2014 by Sentient Global Resources Fund III, L.P. (“Fund III”), SGRF III Parallel I, L.P. (“Parallel I”), Sentient Executive GP III, Limited (“Sentient Executive III”), Sentient GP III, Limited (“GP III”), Sentient Global Resources Fund IV, L.P. (“Fund IV”), Sentient GP IV, Limited (“GP IV”) and Sentient Executive GP IV, Limited (“Sentient Executive IV”) (Fund III, Parallel I, Sentient Executive III, GP III, Fund IV, GP IV and Sentient Executive IV are collectively referred to in the table as “The Sentient Group”).  Fund III and Parallel I are both Cayman Islands limited partnerships and beneficially own 3,582,746 and 357,044 shares of our Common Stock, respectively. The sole general partner of Fund III and Parallel I is GP III, which is a Cayman Islands limited partnership. The sole general partner of GP III is Sentient Executive III, which is a Cayman Islands exempted company. Fund IV is a Cayman Islands limited partnership and owns 10,283,944 shares of our Common Stock and warrants to acquire an additional 3,702,249 shares of our Common Stock. The warrants to acquire 802,249 shares of our Common Stock are exercisable for a five-year period beginning six months from the issue date, which was September 19, 2012.  The warrants to acquire 2,900,000 shares of our Common Stock are exercisable for a five-year period beginning six months from the issue date, which was September 10, 2014. The sole general partner of Fund IV is GP IV, which is a Cayman Islands limited partnership. The sole general partner of GP IV is Sentient Executive IV, which is a Cayman Islands exempted company. Peter Cassidy, Greg Link, Peter Weidmann and Andrew Pullar are the directors of Sentient Executive III and Sentient Executive IV. The address of the principal offices of the reporting persons (Fund III, Parallel I, Sentient Executive III, GP III, Fund IV, GP IV and Sentient Executive IV) is: Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South, P.O. Box 10795, George Town, Grand Cayman KY1-1007, Cayman Islands.

(3)               Consists of 537,306 unrestricted shares of Common Stock held directly and 55,500 shares that can be acquired under vested stock options. Does not include 3,200 shares of Common Stock owned by Mr. Clevenger’s spouse for which he disclaims beneficial ownership and 30,000 shares of restricted stock units that will not vest within 60 days following November 10, 2015.

(4)               Consists of 43,000 shares of Common Stock held directly; 137,279 restricted stock units, all of which are vested; and 3,062 shares that can be acquired under vested stock options. Does not include 40,000 shares of restricted stock units that will not vest within 60 days following November 10, 2015.

(5)               Consists of 4,250 shares of Common Stock held directly and 127,968 restricted stock units, all which are vested. Does not include 40,000 shares of restricted stock units that will not vest within 60 days following November 10, 2015.

(6)               Consists of 7,000 shares of Common Stock held directly; 137,279 restricted stock units, all of which are vested; and 3,062 shares that can be acquired under vested stock options. Does not include 40,000 shares of restricted stock units that will not vest within 60 days following November 10, 2015.

(7)               Consists of 7,000 shares of Common Stock held directly; 137,279 restricted stock units, all of which are vested; and 3,062 shares that can be acquired under vested stock options. Does not include 40,000 shares of restricted stock units that will not vest within 60 days following November 10, 2015.

(8)               Consists of 8,000 shares of Common Stock held directly; 137,279 restricted stock units, all of which are vested; and 3,062 shares that can be acquired under vested stock options. Does not include 40,000 shares of restricted stock units that will not vest within 60 days following November 10, 2015.

(9)               Excludes 120,922 restricted stock units, all of which are vested and 40,000 shares of restricted stock units that will not vest within 60 days following November 10, 2015. As a result of certain internal requirements of The Sentient Group, Mr. Pullar will remit to The Sentient Group shares of common stock issued pursuant to the restricted stock units that are received by Mr. Pullar for serving on our board of directors, and therefore disclaims beneficial ownership of such securities.

(10)        Consists of 12,600 shares of Common Stock held directly; 137,279 restricted stock units, all of which are vested; and 3,062 shares that can be acquired under vested stock options. Does not include 40,000 shares of restricted stock units that will not vest within 60 days following November 10, 2015.

(11)        Consists of 90,467 unrestricted shares of Common Stock held directly and 188,334 shares of restricted stock that will vest within 60 days following November 10, 2015. Does not include 41,667 shares of restricted stock that will not vest within 60 days following November 10, 2015, and which do not contain voting rights until vested.

(12)        Consists of 122,164 unrestricted shares of Common Stock held directly; 68,334 shares of restricted stock that will vest within 60 days following November 10, 2015; and 15,000 shares that can be acquired under vested stock options. Does not include 41,667 shares of restricted stock that will not vest within 60 days following November 10, 2015, and which do not contain voting rights until vested.

(13)        Consists of 924,804 unrestricted shares of Common Stock held directly; 316,668 shares of restricted stock that will vest within 60 days following November 10, 2015; 814,363 shares of restricted stock units that are vested or will vest within 60 days following November 10, 2015; and 95,810 shares that can be acquired under vested stock options. Does not include 3,200 shares held by Mr. Clevenger’s spouse for which he disclaims beneficial ownership; 160,922 restricted stock units held by Mr. Pullar for which he disclaims beneficial ownership; 270,000 restricted stock units held by non-employee directors that will not vest within 60 days following November 10, 2015; and 126,668 shares of restricted stock that will not vest within 60 days following November 10, 2015, and which do not contain voting rights until vested.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our Proxy Statement in the future, the Company will promptly deliver a separate copy of this document to you if you notify us in writing at 350 Indiana Street, Suite 800, Golden, Colorado 80401, to the attention of Karen Winkler, Investor Relations, or by contacting us by telephone at (303) 839-6050. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our proxy statement in the future, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1—800—SEC—0330 for further information on the operation of its Public Reference Room.

As permitted by Item 13(b) of Schedule 14A of Regulation 14A under the Exchange Act, we are “incorporating by reference” into this Proxy Statement specific documents that we filed with the SEC, which means that we may disclose important information to you by referring you to those documents that are considered part of this Proxy Statement. Information that we file subsequently with the SEC will automatically update and supersede this information.

We incorporate by reference into this Proxy Statement the following documents filed with the SEC, and any future documents that we file with the SEC prior to our special meeting, excluding any reports or portions thereof that have been “furnished” but not “filed” for purposes of the Exchange Act:

1)             Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

2)             Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and [September 30, 2015];

3)             The portions of our definitive Proxy Statement filed on April 10, 2015, incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

4)             Our Current Reports on Form 8-K filed with the SEC on May 26, 2015, July 20, 2015, August 3, 2015 and October 29, 2015; and

5)             The description of our Common Stock contained in our registration statement on Form 8-A filed February 5, 2010 with the SEC under 12(b) of the Exchange Act (File No. 001-13627), including any subsequent amendment or report filed for the purpose of updating such description.

These documents incorporated by reference into this Proxy Statement, as filed with the SEC, may be obtained at no charge by any stockholder entitled to vote at the special meeting who writes to: Karen Winkler, Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Stockholders may present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. Stockholder proposals prepared in accordance with the proxy rules must be received by us on or before December 12, 2015 to be included in our proxy statement for the annual meeting of stockholders in 2016. In addition, in accordance with our Bylaws, if a stockholder proposal is not received by us between January 22, 2016 and the close of business on February 21, 2016, it will not be considered or voted on at the 2016 annual meeting. Our Bylaws also contain other procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors.

OTHER MATTERS

Our management and the board of directors know of no other matters to be brought before the special meeting. If other matters are presented properly to the stockholders for action at the special meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the Common Stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the special meeting, as we hope you will, you may vote your shares in person.

By order of the Board of Directors,

Warren M. Rehn,
President and Chief Executive Officer

APPENDIX A

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

$5,000,000

Original Issue Date:  October 27, 2015

SENIOR SECURED CONVERTIBLE NOTE

FOR VALUE RECEIVED, GOLDEN MINERALS COMPANY, a Delaware corporation, (the “Company”) promises to pay to SENTIENT GLOBAL RESOURCE FUND IV, L.P., a Cayman Island exempted limited partnership, the registered holder hereof (the “Holder”) or to its order, the principal sum of Five Million and 00/100 Dollars ($5,000,000.00), plus interest as provided below.

This Note is executed and delivered in conjunction with that certain Loan Agreement dated as of the Original Issue Date, by and between the Company and the Holder (the “Loan Agreement”). The capitalized terms used herein and not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.  In the event of any conflict between this Note and the Agreement, the terms of this Note shall control.

The principal balance outstanding under this Note shall bear interest at the Interest Rate set forth in the Loan Agreement.

The Company shall pay all accrued and unpaid interest, and shall pay the outstanding principal balance hereof on the Maturity Date. This Note may not be prepaid, in whole or in part, at any time except to the extent that the exercise by the Holder of its conversion rights constitutes a prepayment hereof.

The Company acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purposes, and that all advances made under this Note shall not be used for any personal, family or household purpose.

If any payment under this Note is not paid when due, whether by acceleration or otherwise; or if any other Event of Default as defined in the Loan Agreement occurs and is continuing, then, at Holder’s option, all amounts due under this Note shall become immediately due and payable and Holder shall be entitled to exercise any and all rights and remedies provided in the Loan Documents and those provided at law and in equity.  After an Event of Default under this Note has occurred and while the Event of Default is continuing, whether or not the Holder elects to accelerate the maturity of this Note because of such Event of Default, the principal balance outstanding under this Note shall bear interest at the Default Rate specified in the Loan Agreement from the date the Holder elects to impose such rate.  The Company is liable to the Holder for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, both before and after judgment, including without limitation reasonable attorneys’ fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Holder in any bankruptcy, reorganization, insolvency or other similar proceeding of the Company.

All amounts payable under the terms of this Note shall be paid without relief from valuation and appraisement laws.

The Company waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended; (b) any right to receive notice of the following matters before the Holder enforces any of its rights: (i) the Holder’s acceptance of this Note, (ii) any credit that the Holder extends to the Company, (iii) the Company’s default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Holder takes regarding the Company, anyone else, any Collateral, or any of the Obligations, that it might be entitled to by law or under any other agreement; (c) any right to require the Holder to proceed against the Company, any other obligor or guarantor of the Obligations, or any Collateral, or pursue any remedy in the Holder’s power to pursue; (d) any defense based on any claim that any endorser or other parties’ obligations exceed or are more burdensome than those of the Company; (e) the benefit of any statute of limitations affecting liability of any endorser or other party liable hereunder or the enforcement hereof; (f) any defense arising by reason of any disability or other defense of the Company or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Company for the Obligations; (g) any defense based on or arising out of any defense that the Company may have to the payment or performance of the Obligations or any portion thereof; (h) all rights, remedies, defenses and claims and/or rights of counterclaim, recoupment, offset or setoff; and (i) any defenses given to such endorser by any failure, neglect or omission by the Holder to perfect in any manner the collection of the Obligations or the security given therefor, including the failure or omission to seek a deficiency judgment against the Company. The Company hereby consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, and to the release or discharge of, or suspension of any rights and remedies against, any Guarantor or other person who may be liable for the payment of this Note. The Holder may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of this Note is effective unless it is in writing and signed by the party against whom it is being enforced.

The Company agrees that to the extent any payment is received by the Holder in connection with the Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then this Note shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Holder is in possession of this Note, and, to the extent of such payment or repayment by the Holder, the Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

The Holder does not intend to charge, collect or receive any interest that would exceed the maximum rate allowed by law. If the effect of any applicable law is to render usurious any amount called for under this Note or the other Loan Documents, or if any amount is charged or received with respect to this Note, or if any prepayment by the Company results in the Company having paid any interest in excess of that permitted by law, then all excess amounts collected by the Holder shall be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full (other than contingent indemnification obligations for which no claim has been made), refunded to the Company), and the provisions of this Note and the other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectable reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law. All sums paid, or agreed to be paid, by the Company for the use, forbearance, or detention of money under this Note or the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding.

Any notices and demands under or related to this document shall be in writing and shall be given to the intended party at its address stated in the Loan Agreement in the manner provided in the Loan Agreement.  Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in the Loan Agreement.  This Note and the Loan Documents embody the entire agreement between the Company and the Holder regarding the terms of the Loan evidenced by this Note and supersede all oral statements and prior writings relating to that Loan.  If any provision of this Note cannot be enforced, the remaining portions of this Note shall continue in effect.

This Note is subject to the following additional provisions.

Section 1.              Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Antidilution Price” means the lowest per share price for which the Company has issued or sold, following the Original Issue Date,  any shares of Common Stock or Common Stock Equivalent (except (a) pursuant to warrants, options and securities convertible into Common Stock issued by the Company and outstanding on the Original Issue Date, (b) to officers, directors, or employees of the Company or any Subsidiary, and to certain consultants and contractors who perform substantial services for the Company, pursuant to a management or key employee bonus or incentive plan approved by the Board of Directors prior to the Original Issue Date, or (c) to third parties as consideration for property or services not to exceed $100,000 in value in the aggregate).

“Company” means Golden Minerals Company, a Delaware corporation.

“Common Stock” means the Company’s $0.01 par value Common Stock.

“Common Stock Equivalent” shall mean any security convertible into, exchangeable for or exercisable to purchase shares of Common Stock.

“Conversion Amount” shall mean the amount of unpaid principal, accrued but unpaid interest, and any and all other amounts that are due and owing by the Company to the Holder under this Note which Holder, in its sole discretion, elects to convert as permitted hereunder, from time to time.

“Conversion Price” shall mean the least of (i) 90% multiplied by the VWAP for the 15 Trading Days immediately preceding the Original Issue Date, or (ii) 90% multiplied by the VWAP for the 15 Trading Days immediately preceding the Conversion Date, or (iii) the Antidilution Price, adjusted in each case as set forth in Section 2 below.

“Conversion Shares” shall mean the shares of the Company’s Common Stock, $.01 par value issued or issuable upon conversion of the Note.

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Holder” means any Person who is a registered holder of this Note as listed in the books of the Company.

“Original Issue Date” shall mean the date this Note is delivered to the initial Holder.

“Trading Day” means a day in which the market on which shares of the Company’s Common Stock are principally traded is open for trading, whether or not any shares of the Company’s Common Stock are actually traded on that day.

“VWAP” means volume weighted average price of the Company’s Common Stock on the U.S. stock exchange or over-the-counter market that is the principal trading market for the Company’s Common Stock (the “Principal Trading Market”).  For the purposes hereof, VWAP shall be calculated by taking, for each intraday period (i) the closing price of the Company’s Common Stock on the Principal Trading Market (“Closing Price”) and (ii) multiplying the Closing Price by the total trading volume, then (iii) create a running total of these intraday values for the number of trading days (“Cumulative Value”) and (iv) divide the Cumulative Value by the running total of trading volume for the applicable period.  If there is no Principal Trading Market, then the Closing Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

Section 2.              Conversion.

(a)           Conversion Right.  If and only if the shareholders of the Company have approved of the conversion rights described herein at a regular or special meeting of the shareholders, then beginning on the date of that approval and continuing until all amounts due hereunder are paid in full, the Holder shall have the right from time to time, to convert all or any part of the outstanding and unpaid principal amount of this Note, any and all accrued and unpaid interest, and any other amounts due hereunder, into fully paid and non- assessable shares of Common Stock, at the Conversion Price.  For the avoidance of doubt, until the shareholders of the Company have approved of the conversion rights described herein, this Note shall not be convertible into Common Stock. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount by the applicable Conversion Price.

(b)          Authorized Shares.  The Company covenants that until the Note is paid in full, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Loan Agreement (the “Reserved Amount”).  The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

(d)           Method of Conversion.

(i)            Mechanics of Conversion.  This Note may be converted by the Holder in whole or in part at any time from time to time after the date hereof, once the conversion provisions have been approved by the shareholders of the Company, by (A) submitting to the Company a Notice of Conversion by facsimile or other reasonable means of communication, and (B) if required by Section 2(d)(A), surrendering this Note at the principal office of the Company.  If the Holder submits the Notice of Conversion to the Company prior to 5:00 p.m., Colorado time on a day on which banks are open for business in Colorado (a “Colorado Business Day”), the date of such submission shall be the Conversion Date for the requested conversion; if the Holder submits the Notice of Conversion to the Company on a day that is not a Colorado Business Day or after 5:00 p.m., Colorado time on a day that is a Colorado Business Day, the next Colorado Business Day shall be the Conversion Date for the requested conversion.

(A) Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted.  The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.  In the event that a Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

(B)  Payment of Taxes.  The Company shall be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note, other than taxes related to or based upon the income of the Holder.

(C)          Delivery of Common Stock Upon Conversion.  Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within five (5) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) (the “Delivery Date”) in accordance with the terms hereof and the Loan Agreement.

(iii)         Liquidated Damages.  The Company understands that a delay in the delivery of the Common Stock issuable on conversion in the form required pursuant to this Note could result in economic loss to the Holder.  As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Common Stock upon conversion of the Note in the amount of $100 per business day after the Delivery Date for each $100,000 of Note principal amount being converted of the corresponding shares of Common Stock which are not timely delivered.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Common Stock issuable upon conversion by the Delivery Date, the Holder may revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company.  The liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company. In addition, any such delay in delivery shall be deemed to be an Event of Default if Holder delivers any such notice of revocation or rescission.

(e)           Concerning the Shares.  The shares of Common Stock issued upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration .  Subject to the legend removal provisions set forth below, until such time as the shares of Common Stock issuable upon conversion of this Note may be sold pursuant to Rule 144 under the Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issued upon conversion of this Note that have not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, INCLUDING PURSUANT TO RULE 144 THEREUNDER, WHERE THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

(f)            Effect of Certain Events and Related Adjustments.

(i)            Effect of Merger, Consolidation, etc.  At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions that results in a Change of Control of the Company, as defined in the Loan Agreement shall either: (i) be determined by written notice of the Lender to constitute an Event of Default pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the outstanding principal amount hereof or (ii) shall be waived by written notice of the Lender as an Event of Default and result in the adjustments provided for in this Section 2(f).  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(ii)           Adjustment Due to Merger, Consolidation, etc.  If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Company shall not effect any transaction described in this Section 2(f)(ii) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder may, if approval of the Company’s shareholders has been obtained, convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 2(f)(ii). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(iii)          Purchase Rights.  If, at any time when any Notes are issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(iv)          Adjustment for Dividends.  In the event the Company shall make or issue, or shall have issued, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or the distribution (other than a distribution otherwise provided for herein) payable in (a) securities of the Company other than shares of Common Stock or (b) assets (including cash paid or payable out of capital or capital surplus or surplus created as a result of a revaluation of property, but excluding the cumulative dividends payable with respect to an authorized series of Preferred Stock), then and in each such event provision shall be made so that the Holder shall receive upon conversion hereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had the Note been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to Holders.

(v)           The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, recapitalizations, reclassifications or any similar events.

(vi)          Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the

Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

(vii)         No Adjustment for Small Amounts.  Anything in this paragraph to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Conversion Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Conversion Price by at least one cent, such change in the Conversion Price shall thereupon be given effect.

(viii)        Common Stock Defined.  Whenever reference is made in this Section to the issue or sale of shares of Common Stock, the term “Common Stock” shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.  However, shares issuable upon conversion hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

(ix)          Notice of Corporate Action.  If at any time:

(A)          the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(B)          there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(C)          there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days’ prior written notice of the record date for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify (i) the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with the provisions of the Loan Agreement.

Upon the request of Holder, the Company will at any time during the period this Note is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Note and the obligations of the Company hereunder.

Before taking any action which would cause an adjustment reducing the current Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Note, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.

(i)            Nature of Conversion Shares and Conversion Securities Issued.

(i)            When issued upon conversion of the Notes, the Conversion Shares will be legally and validly issued, fully-paid and non-assessable.

(ii)           The issuance of certificates for Conversion Shares will be made without charge.

(iii)          The Company will not close its books against the transfer of the Conversion Shares issued or issuable in any manner which interferes with the conversion of this Note.

Section 3.                No Impairment.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Company.

Section 4.              No Rights as a Shareholder.  This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings.

Section 5.              Good Funds.  All payments contemplated hereby to be made “in cash” shall be made in immediately available good funds in lawful currency of the United States of America by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given).  All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

Section 6.              Investment Intent.  The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

Section 7.              Subject to Tax Withholdings.  The Company shall be entitled to withhold from all payments of principal of, and interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

Section 8.              Investment Representations.  This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Act”), and other applicable state and foreign securities laws and the terms of the Subscription Agreement.  In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Subscription Agreement.  Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 9.              Mutilated, Lost or Stolen Notes.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and adequate indemnity, if requested, all reasonably satisfactory to the Company.

Section 10.            Waiver of Jury Trial; No Other Waivers.    The Company and the Holder hereby waive the right to a trial by jury in any action, proceeding or counterclaim in respect of any matter arising out or in connection with this Note.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

Section 11.            Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

Section 12.            Registered Obligation.  The Company and Holder acknowledge that this Note is intended to qualify as a “portfolio interest” obligation within the meaning of Section 871(h) of the Internal Revenue Code of 1986, as amended. This Note is registered with the Company as to both the principal amount and any interest payable hereunder and may be transferred by the Holder to any third person only by surrendering the original note to the Company and the issuance by the Company of a new obligation to the transferee, as required under Section 1.871-14(c) of the Treasury Regulations promulgated under the United States Internal Revenue Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

GOLDEN MINERALS COMPANY

By:	/s/ Warren M. Rehn

Warren M. Rehn, President and Chief Executive Officer

APPENDIX B

LOAN AGREEMENT

This Loan Agreement (the “Agreement”), dated as of October 27, 2015 (“Effective Date”), is by and between GOLDEN MINERALS COMPANY, a Delaware corporation (“Borrower”) and SENTIENT GLOBAL RESOURCES FUND IV, L.P., a Cayman Islands exempted limited partnership (the “Lender”).

RECITALS

Pursuant to and subject to the terms and conditions of this Agreement, Lender will make the loans described herein and Borrower’s obligations will be secured by the liens and security interests described herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, Borrower agrees to borrow from the Lender, and the Lender agrees to lend to Borrower, subject to and upon the following terms and conditions:

AGREEMENTS

Section 1.  Definitions.

1.1          Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Advance” means the advance of a Loan in a principal amount equal to the Loan Commitment.

“Affiliate” of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.  A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Agreed Form” means, in connection with any document referred to herein, the form of the document acceptable to the Lender, acting reasonably, which is executed and delivered by the Borrower and/or any Guarantor in connection with this Agreement.

“Applicable Law” means, with respect to any Person or matter, any supranational, national, federal, state, provincial regional, tribal or local statute, law, rule, treaty, convention, regulation, order, decree, directive, consent decree, request, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any binding interpretation thereof by any Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

“Approval” means an approval, authorization, license, permit, consent, filing or registration by or with any Governmental Agency or other Person whether or not referred to in Schedule 1.1 (Approvals).

“Asset Disposition” shall mean the (a) sale, lease, contribution or other conveyance (including by way of merger), assignment or other transfer (including the grant of options, warrants, or other purchase rights) of any material asset by the Borrower or any Guarantor to any Person or (b) the loss, destruction, damage, condemnation, confiscation, requisition, seizure or taking of a material portion of the Velardeña Operations or the El Quevar Project.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended and any similar laws, rules, regulations or practices in jurisdictions other than the United States of America.

“Borrower” shall mean Golden Minerals Company, a Delaware corporation.

“Borrower’s Collateral” shall have the meaning set forth in Section 4.1 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Denver, Colorado and in the location of Lender’s bank accounts.

“Capital Securities” means, with respect to any Person, all shares, interests (including membership interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person’s share capital, whether now outstanding or issued hereafter.

“Change in Control” with regard to the Borrower, means an event or series of events by which, (a) other than the Lender or any of its Affiliates, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3  and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Capital Securities that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the outstanding Capital Securities of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of Borrower or (b) a majority of the members of the board of directors of the Borrower shall not constitute Continuing Directors. “Change in Control” with regard to the Guarantors, means (i) any failure of Borrower to own (and to have sole power to vote and dispose of), directly or indirectly through one or more of the Guarantors, one hundred percent of the Capital Securities of each Guarantor, free and clear of all Liens (other than Permitted Liens), or (ii) any transfer of any of the Capital Securities of any of the Guarantor.  For the purpose hereof, (i) the terms “control” or “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Borrower by contract or voting of securities or ownership interests; and (ii) the term “Continuing Directors” shall mean the directors of the Borrower as of the Effective Date and each other director of the Borrower, if, in each case, such other director’s appointment or nomination for election to the board of directors (or equivalent governing body) of the Borrower is made or recommended by at least 51% of the then Continuing Directors.

“Collateral” shall have the meaning set forth in Section 4.1 hereof.

“Conversion Rights” means the rights further described in the Note whereby the Lender has the right to convert all or any portion of the principal and interest under the Loan into shares of common stock of the Borrower. Notwithstanding anything apparently to the contrary contained herein or in the Note, the rights of conversion described in the Note may not be exercised by the Lender or any holder of the Note unless and until after the shareholders of the Borrower have approved the conversion rights as contemplated by Section 6.12.

“Corrupt Practices” means the offering, promising or giving of any undue pecuniary or other advantage, whether directly or through intermediaries, to a foreign public official, for that official or for a third party, in order that the official act or refrain from acting in relation to the performance of official duties, in order to obtain or retain business or other improper advantage in the conduct of international business.

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (b) all obligations to pay the deferred purchase price of property or services (except for obligations due and payable during the term of the Note under joint venture, farm-out and similar type of arrangements that Borrower or any Subsidiary can terminate in its sole discretion but only if doing so will not result in a Material Adverse Effect); (c) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person; (d) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (e) the aggregate amount of all capitalized lease obligations of such Person; (f) all hedging obligations of such Person, and (g) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.  Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

“Default Rate” means eighteen (18%) percent per annum, compounded monthly.

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“El Quevar Project” means the El Quevar silver exploration project located in the San Antonio de los Cobres municipality, Salta Province, Argentina.

“Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including those pension, profit-sharing and retirement plans of the Borrower described from time to time in the financial statements of the Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Borrower or to which the Borrower is a party or may have any liability or by which the Borrower is bound.

“Environmental Laws” shall mean all Applicable Laws and permits of any Governmental Authority whether in the United States or elsewhere, regulating or relating to: (i) protection of human health or the environment, including air, water or land, or the control of any pollutant or potential pollutant; (ii) the generation, handling, management, treatment, storage, disposal or transportation of Hazardous Substances or other wastes, pollutants, contaminants or chemicals; (iii) emissions, discharges, releases or threatened releases of Hazardous Substances, wastes, pollutants, contaminants or chemicals into the environment or otherwise relating to the manufacture, production, processing, use, recycling, treatment, storage, disposal, transportation or handling of such substances, materials or wastes; (iv) the regulation of hazardous, toxic or other substances alleged to be harmful, including pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; and the Atomic Energy Act, 42 U.S.C. § 2011 et seq., any similar state statutes, and any similar or analogous statutes in the Mexico, Argentina, or any other applicable jurisdiction.  The term “Environmental Laws” includes all final and binding judicial and administrative decisions, orders, directives, and decrees issued by a Governmental Authority pursuant to the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 8.  hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall have the meaning set forth in Section 3.5 hereof.

“GAAP” means generally accepted accounting principles in the United States.

“Governing Documents” means, for a corporation, its articles or certificate of incorporation and its bylaws, and for a limited liability company, its constitution or articles or certificate of formation or organization and its operating agreement, and in the case of applicable foreign jurisdictions, such documents required to incorporate, form or organize a business entity, in each case as amended to date and as is in current force and effect, together with any incorporation or organization agreements or applications and any other documents or agreements that govern the establishment, operations and decisions of such company.

“Governmental Authority” means any nation, any state, provincial, territorial, divisional, county, regional, municipal, city or other political subdivision thereof, and any native, tribal or aboriginal, government, corporation, association, entity, court, arbitrator, agency, department, commission, board, bureau, regulatory authority or other instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or requirements of law or the management or administration of real property interests, and any securities exchange or securities regulatory authority.

“Guaranties” shall mean each Unconditional Guaranty of Payment, of even date herewith, executed by each Guarantor for the benefit of Lender.

“Guarantors” shall mean (i) ECU Silver Mining Inc., (ii) Minera William S.A. de C.V., (iii) Minera Labri S.A. de C.V., (iv) Servicios Velardeña S.A. de C.V., (v) ASM Services S.à. r.l., and (vi) any other Person who guarantees any portion of the Obligations.

“Guarantors’ Collateral” means the collateral described in any security instrument executed and delivered by the Guarantors as collateral security for the obligations described herein or therein.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any Governmental Authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Lender and any parent corporation, Affiliate or Subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, other than “off-the-shelf” software programs or products or other “shrink wrap” software licensed in the ordinary course of business.

“Interest Rate” means fourteen percent (14%) per annum, compounded monthly unless the conversion features of the Note are approved by the shareholders of the Borrower in which case the interest rate shall mean nine percent (9%) per annum, compounded monthly.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance, by becoming obligated with respect to a contingent liability in respect of obligations of such other Person (other than advances to employees for travel, entertainment, relocation, out-of-pocket or other business-related expenses in the ordinary course of business).

“Liabilities” shall mean at all times all liabilities of the Borrower or any of the Guarantors that would be shown as such on a consolidated balance sheet of the Borrower prepared in accordance with GAAP.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan” shall mean the Loan made by the Lender to the Borrower under and pursuant to this Agreement, and the Note.

“Loan Commitment” shall mean Five Million Dollars ($5,000,000.00).

“Loan Documents” shall mean (a) this Agreement, (b) the Note, (c) each of the agreements, documents, instruments and certificates set forth in Section 3.6, (d) and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by the Borrower, any Guarantor, or any of their Subsidiaries for the benefit of the Lender pursuant to any of the foregoing, and (e) all amendments, restatements, supplements and other modifications thereto.

“Loan Maturity Date” is October 27, 2016.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, condition (financial or otherwise) or results of operations of the Borrower and the Guarantors taken as a whole, (b) a material impairment of the ability of the Borrower or Guarantor to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against the Borrower of any of the Loan Documents, (iii) the perfection or priority of any material Lien granted to the Lender under any Loan Document, or (iv) the rights or remedies of the Lender under any Loan Document; provided that, that Material Adverse Effect does not include (i) entry into this Agreement or any of the Loan Documents, (ii) cash expenditures by the Borrower and its Subsidiaries as contemplated in this Agreement, (iii) any material changes in prevailing interest rates or commodities prices or in the economy or financial markets generally in the United States (including trading levels in any capital market), (iv) any changes that are the result of factors generally affecting the industries in which the Borrower or any of its Subsidiaries operate, (v)

any changes in any political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or (vi) any changes that result from natural disasters or “acts of God”.

“Material Agreements” shall have the meaning set forth in Section 5.24 hereof.

“Mining Rights” means all interests in the surface or subsurface of any lands, the minerals in (or that may be extracted from) any lands, all royalty agreements, water rights, patented and unpatented mining claims, fee interests, mineral leases, mining licenses, profits-a-prendre, joint ventures and other leases, rights-of-way, inurements, licenses and other rights and interests used by or necessary to the Guarantors to construct, develop and operate the Velardeña Operations and to maintain the El Quevar Project.

“Multilateral Instrument 61-101” means Canadian Multilateral Instrument 61-101 Protection Of Minority Security Holders In Special Transactions.

“Multiemployer Plan” means a multiemployer plan, within the meaning of Section 3(37) of ERISA, to which the Borrower has made any contributions within the prior five (5) years.

“Non-Excluded Taxes” shall have the meaning set forth in Section 3.5 hereof.

“Note” shall mean the Senior Secured Convertible Note, of even date herewith, in a principal amount equal to the Loan Commitment and maturing on the Maturity Date, duly executed by the Borrower and payable to the order of the Lender, together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Lender and given in substitution therefor. The agreed form of the Note attached hereto as Exhibit A.

“NYSE MKT” means NYSE MKT, LLC.

“Obligations” shall, collectively, mean (a) the Loan, as evidenced by the Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Lender hereunder, any expenses incurred by the Lender hereunder, including without limitation, all liabilities and obligations under this Agreement, under any other Loan Document, and (b) any and all other liabilities and obligations owed by the Borrower to the Lender from time to time, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, or due or to become due arising under the Loan Documents, together with any and all renewals, extensions, restatements or replacements of any of the foregoing.

“Obligor” shall mean the Borrower and each Guarantor liable with respect to the Obligations.

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

“Permitted Dispositions” shall mean (a) an Asset Disposition of used, worn out, obsolete or surplus assets which are no longer used by or useful to the Borrower or of assets which are to be replaced, (b) the sale or lease of inventory in the ordinary course of business, (c) the expenditures or use of cash or cash equivalents in the ordinary course of business, (d) other Asset Dispositions, the net proceeds of which do not in the aggregate exceed $200,000.00, (e) the Asset Disposition effected by the grant of a Lien or otherwise pursuant to the Loan Documents, (f) the Asset Disposition resulting from any casualty or condemnation or expropriation of assets, except to the extent such disposition will constitute an Event of Default under Section 8.13, and (g) those Asset Dispositions listed in Schedule 1.1 (Permitted Dispositions). Notwithstanding the foregoing, at any time after the existence of any circumstance which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both, as long as any such circumstance has not been remedied or cured, clauses (d) and (g) shall not be included as Permitted Dispositions.

“Permitted Debt” shall have the meaning set forth in Section 7.2.

“Permitted Liens” shall have the meaning set forth in Section 7.3.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Reportable Event” means any of the events that are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice has been waived.

“SEC” means the United States Securities and Exchange Commission.

“Subordinated Debt” shall mean that portion of the Debt of the Borrower or any Guarantor, which is subordinated to the Obligations in a manner satisfactory to the Lender.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have fifty percent (50.00%) or more of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other entity.  Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower and any of its Subsidiaries at any level.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“TSX” means the Toronto Stock Exchange.

“UCC” shall mean the Uniform Commercial Code in effect in the State of Colorado from time to time.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Use of Proceeds” means the Use of Proceeds attached hereto as Schedule 1.1 (Use of Proceeds), as the same may be amended from time to time.

“Velardeña Operations” means the two underground mines and two processing plants located in the Velardeña mining district in the municipality of Cuencamé, in the State of Durango, Mexico, including all properties, assets or other rights, whether real or personal, tangible or intangible, now owned or leased or hereafter acquired by or for the benefit of the Borrower, which assets are used or intended for use in the conduct of any of the Guarantors’ mining and related activities at the Velardeña Operations (and, for the avoidance of doubt, shall include all associated facilities, together with all plant sites, waste dumps, crushing circuits, abandoned heaps, preparation plants, wash plants, loadout facilities, power supply systems and ancillary and infrastructure facilities).

“Voidable Transfer” shall have the meaning set forth in Section 10.16 hereof.

1.2                               Accounting Terms.  The preparation of financial statements to be furnished to the Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement, unless any changes in accounting principles or practices are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions).

1.3                               Other Interpretive Provisions.

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.

(b)                                 Section and Schedule references are to this Agreement unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)                                  The term “including” is not limiting, and means “including, without limitation.”

(d)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(e)                                  Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)                                   To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

(g)                                  This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2.  Commitment.

Lender agrees, on the terms and subject to the conditions contained in this Agreement and the Loan Documents, to make the Loan to the Borrower in a single advance in a principal amount equal to the Loan Commitment upon satisfaction of all conditions precedent to the Advance.

Section 3.  Loan.

3.1                               Loan Interest and Payments.  The principal amount of the Loan outstanding from time to time shall bear interest at the Interest Rate.  All principal, interest and other amounts due under the Note shall be due and payable on the Loan Maturity Date, unless accelerated as provided herein. Upon any Event of Default, including failure to pay at the Loan Maturity Date, Lender, at its option, may, if permitted under Applicable Law, increase the Interest Rate on the Loan to the Default Rate.

3.2                               Prepayment Prohibited.  The Borrower may not prepay all or any part of the principal or interest owed under the Loan, except to the extent conversion by the Lender constitutes prepayment.

3.3                               Use of Proceeds. Subject to compliance by the Borrower with all of the terms and conditions hereof, the use of the funds advanced to Borrower pursuant to the Advances shall be exclusively for the purposes set forth in Schedule 1.1 (Use of Proceeds).

3.4                               Payment Due Date.  If any payment to be made by the Borrower hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.  Notwithstanding anything to the contrary contained herein, the final payment due under the Note must be made by wire transfer or other immediately available funds.  All payments made by the Borrower hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense.  To the extent permitted by Applicable Law, all payments hereunder or under any of the Loan Documents

(including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by the Borrower free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.

3.5                               Payments without Offset. All payments made by the Borrower under the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or Other Taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender (or any other recipient of a payment hereunder) as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (ii) any withholding tax to the extent that such withholding tax would have been imposed on the relevant payment to the Lender (or any other recipient of a payment hereunder) under the laws and treaties in effect at the time the Lender or such recipient first became a party to this Agreement or otherwise became entitled to any rights hereunder; or (iii) Taxes (other than net income taxes and Other Taxes) imposed solely as a result of a present or former connection between the Lender or other recipient and the jurisdiction imposes such Tax (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (iv) Taxes attributable to the failure of the Lender or other recipient to comply with the documentation requirements of the final sentence of this Section 3.5, and (v) any withholding tax imposed under Code Sections 1471-1474 (such excluded items being referred to herein as “Excluded Taxes”).  If any taxes, levies, imposts, duties, charges, fees, deductions or withholdings, except Excluded Taxes (collectively, “Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.  At the request of the Borrower and at the Borrower’s sole cost, the Lender shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes or Other Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes or Other Taxes that have been paid.  Upon receipt of any such refund, the Lender shall promptly pay to the Borrower the amount of such refund.  Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof.  If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence or if any Governmental Authority seeks to collect a Non-Excluded Tax or Other Tax directly from the Lender for any other reason, the Borrower shall indemnify the Lender on an after-tax basis for any incremental taxes, interest or penalties that may become payable by the Lender.  The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement. Lender or any other recipient of a payment hereunder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding.

3.6                               Conditions Precedent to the Advance.  The obligation of the Lender to make the Advance of the Loan is subject to the satisfaction (or waiver by the Lender in its sole discretion) of the following conditions precedent:

(a)                                 That the Lender shall have received on or before the Effective Date, in form and substance satisfactory to the Lender:

(i)                                     The Note, duly executed on behalf of the Borrower, the form of which is attached hereto as Exhibit A;

(ii)                                  An Unconditional Guaranty of Payment from and duly executed by each of the Guarantors, in an Agreed Form.

(iii)                               The Borrower’s and each Guarantor’s Certificate in an Agreed Form, duly executed on behalf of the Borrower and each of the Guarantors.

(iv)                              Pledge Agreement in an Agreed Form — Borrower, pledging:

(A)                               All ownership of ECU Silver Mining Inc.

(B)                               All ownership of ASM Services S.à r.l.

(v)                                 Pledge Agreement in an Agreed Form - ECU Silver Mining Inc. pledging:

(A)                               Ownership of 49,999 shares of fixed capital and 2,002,080,597 shares of variable capital of Minera William S.A. de C.V.

(B)                               Ownership of 87 shares of fixed capital and 164,832 shares of variable capital of Minera Labri S.A. de C.V.

(C)                               Ownership of 99 shares of fixed capital of Servicios Velardeña S.A. de C.V.

(vi)                              Deed of movable hypothec under Quebec law charging all of ECU Silver Mining Inc.’s right title and interest in and to:

(A)                               Ownership of 49,999 shares of fixed capital and 2,002,080,597 shares of variable capital of Minera William S.A. de C.V.

(B)                               Ownership of 87 shares of fixed capital and 164,832 shares of variable capital of Minera Labri S.A. de C.V.

(C)                               Ownership of 99 shares of fixed capital of Servicios Velardeña S.A. de C.V.

(vii)                           Pledge Agreement in an Agreed Form - Minera William S.A. de C.V. pledging:

(A)                               Ownership of 13 shares of fixed capital of Minera Labri S.A. de C.V.

(B)                               Ownership of one share of fixed capital of Servicios Velardeña S.A. de C.V.

(viii)                        Pledge Agreement in an Agreed Form — Minera Labri S.A. de C.V. pledging:

(A)                               Ownership of one share of fixed capital of Minera William S.A. de C.V.

(ix)                              Ownership certificates (i.e., stock certificates, the registers of shareholders, or the equivalent where ownership is not certificated), duly endorsed in blank representing the foregoing ownership in the following:

(A)                               ECU Silver Mining Inc.

(B)                               Minera William S.A. de C.V.

(C)                               Minera Labri S.A. de C.V.

(D)                               Servicios Velardeña S.A. de C.V.

(E)                                ASM Services S.à. r.l.

(x)                                 Evidence of pledge registration of and secretary’s certificates, as applicable, regarding each of the share pledges describe above.

(xi)                              Lien searches to the extent practicable in applicable foreign jurisdictions indicating that all of the material assets of Borrower and each of the Guarantors is free and clear of any Lien except for Liens for the benefit of the Lender and other Permitted Liens.

(xii)                           Such other documents as the Lender may reasonably request to effect the purposes of this Agreement and the other Loan Documents.

(b)                                 Certified copies of resolutions of the Borrower’s and each Guarantor’s board of directors (or other managing body in the case of a non-corporate entity), then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby. In the case of the resolutions of the Borrower, such resolutions must have been approved by no less than a majority of the directors, and pursuant to the provisions of Multilateral Instrument 61-101, by two thirds of the directors considered independent in respect of the Loan who, acting in good faith, determine that (i) the Borrower is in serious financial difficulty; (ii) the Loan is designed to improve the financial position of the Borrower; and (iii) the terms of the Loan are reasonable in the circumstances of the Borrower.

(c)                                  Evidence satisfactory to the Lender that the transactions described in the Loan Document are in compliance with the requirements of Multilateral Instrument 61-101, including any exemptions thereto.

(d)                                 Evidence satisfactory to the Lender in its sole discretion that the transactions described in the Loan Documents, including but not limited to the Note, the Conversion Rights of the Lender (which are subject to shareholder approval) as set forth in the Note, the approval of the Conversion Rights set forth in the Note by the shareholders of Borrower, and any election by the Lender to exercise any shareholder approved right to convert all or any part of the Note will, upon (i) shareholders of the Company approving such Conversion Rights in accordance with Applicable Law and (ii) the TSX conditionally approving and the NYSE MKT approving the listing of the common shares of the Company issuable upon the exercise of such Conversion Rights, be in compliance with the requirements of the TSX and the NYSE MKT.

(e)                                  No change shall have occurred in the financial condition or business of the Borrower or Guarantors which would constitute a Material Adverse Effect.

(f)                                   Opinions dated as of the date of the Effective Date addressed to the Lender:

(i)                                     Davis Graham & Stubbs LLP, Counsel to the Borrower and the Guarantors, in an Agreed Form;

(ii)                                  Local counsel to the Borrower and Guarantors in Canada, from counsel reasonably satisfactory to the Lender and in an Agreed Form;

(iii)                               Local counsel to the Borrower and Guarantors in Luxembourg, from counsel reasonably satisfactory to the Lender and in an Agreed Form;

(iv)                              Local counsel to the Borrower and Guarantors in Mexico, from counsel reasonably satisfactory to the Lender and in an Agreed Form; and

(v)                                 Local counsel to the Borrower and Guarantors in Argentina, from counsel reasonably satisfactory to the Lender and in an Agreed Form.

Section 4.  Security for the Obligations.

4.1                               Security for Obligations.  As security for the payment and performance of the Obligations, as requested in writing by the Lender, the Borrower will pledge, assign, transfer, deliver and grant to the Lender, a continuing and unconditional pledge of one hundred percent of the ownership of ECU Silver Mining Inc. and of ASM Services S.à r.l. (“Borrower’s Collateral”) (collectively together with the Guarantors’ Collateral, the “Collateral”).

4.2                               Possession and Transfer of Collateral.  Unless an Event of Default exists hereunder, the Borrower shall be entitled to possession or use of the Collateral consisting of certificated securities and other Collateral required to be delivered to the Lender pursuant to this Section 4.  The cancellation or surrender of the Note(s), upon payment or otherwise, shall not affect the right of the Lender to retain the Collateral for any other of the Obligations.

4.3                               Preservation of the Collateral.  The Lender may, but is not required, to take such actions from time to time as the Lender deems appropriate to maintain or protect the Collateral.  The Lender shall have exercised reasonable care in the custody and preservation of the Collateral if the Lender takes such action as the Borrower shall reasonably request in writing which is not inconsistent with the Lender’s status as a secured party, but the failure of the Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Lender’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, and (ii) not extend to matters beyond the control of the Lender, including acts of God, war, insurrection, riot or governmental actions.  In addition, any failure of the Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.  The Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Lender in the Collateral against prior or third parties.  Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Lender that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Lender shall have no responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

4.4                               Other Actions as to any and all Collateral.  The Borrower further agrees to take any other action reasonably requested by the Lender to ensure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral, including (a) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (b) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (c) using commercially reasonable efforts to obtain waivers from landlords in form and substance reasonably satisfactory to the Lender, and (d) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.  The Borrower further agrees to indemnify and hold the Lender harmless against claims of any Persons (other than Lender and its Affiliates) concerning disputes arising over the Collateral.

4.5                               Financing Statements.  The Borrower shall, at the Lender’s request, at any time and from time to time, execute and deliver to the Lender such financing statements, amendments and other documents and do such acts as the Lender deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Lender, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens.  The Borrower hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the Borrower that (a) indicate the Collateral is comprised of all ownership of the Borrower of ECU Silver Mining Inc. and of ASM Services S.à r.l. or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Borrower is an organization, the type of organization and any Employer Identification Number issued to the Borrower.  The Borrower hereby agrees that a photocopy or other reproduction of this Agreement is sufficient for filing as a financing statement and the Borrower authorizes the Lender to file this Agreement as a financing statement in any jurisdiction.  The Borrower agrees to furnish any such information to the Lender promptly upon request.  The Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Lender in any jurisdiction prior to the date of this Agreement.  In addition, the Borrower shall make appropriate entries on its books and records disclosing the Lender’s security interests in the Collateral. The provisions of this section shall apply to any similar provision under the laws of any jurisdiction which has not adopted the provisions of the UCC.

Section 5.  Representations and Warranties.

To induce the Lender to make the Loan, the Borrower makes the following representations and warranties to the Lender, each of which shall survive the execution and delivery of this Agreement:

5.1                               Organization and Name.  Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted.  Each of the Guarantors has been duly organized and is validly existing under the laws of the jurisdiction under which it was formed. Borrower and each Guarantor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.  The exact legal name of Borrower is as set forth in the first paragraph of this Agreement and such name set forth above has been Borrower’s exact legal name for the past five (5) years. Each of the Guarantor’s Certificates is true, accurate and complete.

5.2                               Authorization.  The Borrower has full right, power and authority to enter into this Agreement and to make the borrowings described herein. The Borrower and each of the Guarantors has the full right, power and authority to execute and deliver the Loan Documents as described herein and to perform each of its respective duties and obligations under the other Loan Documents to which each such entity is a party.  The execution and delivery by each of Borrower and each Guarantor of the Loan Documents to which it is a party will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of Applicable Law or of its articles/certificate of incorporation or bylaws.  All necessary and appropriate corporate or company action has been taken on the part of the Borrower and each of the Guarantors to authorize the execution and delivery of each of the Loan Documents to which it is a party. This Agreement and the transactions contemplated hereby have been approved by a special committee of the board of directors of the Borrower and by the board of directors of the Borrower, with no less than two thirds of the independent directors in respect of the loan voting in favor.

5.3                               Validity and Binding Nature.  Each Loan Document is the legal, valid and binding obligation of the Borrower and each Guarantor that is a party thereto, enforceable against the Borrower and each Guarantor that is a party thereto in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. Neither the Borrower, nor any of the Guarantors, nor any of their respective properties or revenues enjoys any right of immunity from suit, set-off, attachment prior to judgment or in aid of execution, or execution on a judgment in respect of their respective obligations under any of the Loan Documents to which it is a party.

5.4                               Consent; Absence of Breach.  The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by the Borrower or any of the Guarantors in connection with the Loan (including the issuance of the Note to which the Borrower or such Guarantor is a party, approval of the conversion right by the shareholders of the Borrower, and any conversion of the Note(s) into shares of common stock of the Borrower), and the borrowings by the Borrower hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any Governmental Authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect or consents or approvals which, if not obtained, could not reasonably be expected to result in Material Adverse Effect, and other than the shareholder approval and conditional approval of the TSX and the approval of the NYSE MKT to list the common shares of the Borrower issuable upon the conversion of the Note); (b) conflict with (i) any material provision of Applicable Law or any applicable order, writ, injunction or decree of any court or Governmental Authority, (ii) the articles of incorporation or bylaws of the Borrower or similar Governing Documents of any of the Guarantors, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrower or any of the Guarantors or any of its or their properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any material asset of Borrower or any Guarantor, other than Liens in favor of the Lender created pursuant to the Loan Documents. Notwithstanding the foregoing, Lender understands that the convertibility feature of the Note requires the approval of the shareholders and the listing of the shares on the NYSE MKT and TSX before it may be exercised.

5.5          Ownership of Properties; Liens.  Borrower and each of the Guarantors is the sole owner of (or is licensed or otherwise has the right to use) all of its respective material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

5.6          Capital Structure.  As of the Effective Date, the issued and outstanding Capital Securities of Borrower and each of the Guarantors are owned by those Persons as listed in Schedule 5.6, as evidenced (except for the Capital Securities of the Borrower) by the Golden Minerals Company Corporate Structure diagram dated October 22, 2015 which is accurate and complete. Schedule 5.6 includes a description of each class of Capital Securities, the number of shares of each class authorized for issuance, the number of shares of each class that are issued and outstanding, and any Liens against any Capital Securities with respect to the Borrower’s Collateral and the Guarantors’ Collateral. There are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of the any Guarantor. Other than as described in the Form 10-K and Quarterly Report on Form 10-Q filed with the SEC by the Borrower for the quarter ended June 30, 2015, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of the Borrower.  As of the Effective Date, Borrower does not own any Capital Securities of any Person except as reflected on Schedule 5.6 and all issued and outstanding Capital Securities of the Borrower are duly authorized and validly issued, fully paid, non-assessable. All Capital Securities of the Guarantors and free and clear of all Liens (except for restrictions under securities laws and the liens contemplated hereby).

5.7          Intellectual Property.  Schedule 5.7 lists Borrower’s and each of the Guarantor’s Intellectual Property as of the Effective Date.  To the best of its knowledge, the Borrower owns and possesses or has a license or other right to use all Intellectual Property, material to and reasonably necessary for the conduct of the businesses of the Borrower, without any infringement upon and the use thereof by the Borrower does not infringe upon the rights of others except for infringement which could not reasonably be expected to have a Material Adverse Effect upon the Borrower, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property nor does the Borrower know of any valid basis for any such claim. All registered Intellectual Property of Borrower is valid, subsisting, unexpired, and enforceable, and has not been abandoned, and Borrower is legally entitled to use each of its registered trademarks. None of Borrowers’ Intellectual Property is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would materially limit, cancel or question the validity of any Intellectual Property of Borrower. No action or proceeding is pending seeking to limit, cancel or question the validity of any Intellectual Property of Borrower in any material respect, or which, if adversely determined, would have a material adverse effect on the value of any such Intellectual Property. All applications pertaining to any Intellectual Property of Borrower have been duly and properly filed, and all registrations or letters pertaining to such Intellectual Property have been duly and properly filed and issued, and Borrower is not aware of any challenges that would make any of such Intellectual Property invalid or unenforceable. Borrower has not made any assignment or other agreement respecting any Intellectual Property which would conflict with the security interest of the Lender in such Intellectual Property granted hereunder.

5.8          Financial Statements.  All financial statements of the Borrower submitted to the Lender have been prepared in accordance with GAAP and present fairly the financial condition of the Borrower and the results of the operations for the Borrower as of such date and for the periods indicated.  Since the date of the most recent financial statement submitted by the Borrower to the Lender, there has been no change in the financial condition or in the assets or liabilities of the Borrower having a Material Adverse Effect on the Borrower.

5.9          Litigation and Contingent Liabilities.  As of the date hereof, there is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or to the knowledge of Borrower or Guarantors, threatened, against the Borrower or any Guarantor, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect upon the Borrower or any of the Guarantors, except as set forth in Schedule 5.9.  Other than any liability incident to such litigation or proceedings, neither the Borrower nor any of the Guarantors has any material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are material to the Borrower and Guarantors taken as a whole and that are not fully reflected or fully reserved for in the most recent financial statements of the Borrower delivered to the Lender.

5.10        Event of Default.  No Event of Default or Unmatured Event of Default exists or would result thereafter from the incurrence by the Borrower or any of the Guarantors of any of the obligations under any of the Loan Documents or as a result of the Borrower’s issuance of the Note to the Lender or upon the exercise of any right of conversion pursuant to the Note.

5.11        Adverse Circumstances.  No event has occurred which has had or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower, nor any Guarantor is a party or subject to any contract, agreement or other restriction which, as of the date of this Agreement, could reasonably be expected to have a Materially Adverse Effect on such Person.

5.12        Environmental Laws and Hazardous Substances.  To the knowledge of the Borrower and the Guarantors, after due inquiry, neither the Borrower nor any of the Guarantors has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on or off any of the Premises of the Borrower or any Guarantor (whether or not owned by it or any of them) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder except where such violation could not reasonably be expected to result in a Material Adverse Effect.  The Borrower will comply in all material respects with all Environmental Laws and will obtain all licenses, permits certificates, approvals and similar authorizations thereunder.  There is no proceeding, complaint, order, directive, claim, citation, notice or, to the Borrower’s knowledge there is no investigation by any Governmental Authority or any other Person, nor is any pending or, to the best of the Borrower’s knowledge, threatened, and the Borrower shall immediately notify the Lender upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by the Borrower or any of the Guarantors or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects the Borrower any Guarantor or any of their businesses, operations or assets or any properties at which the Borrower or any Guarantor has transported, stored or disposed of any Hazardous Substances.  To Borrower’s knowledge, after due inquiry, neither the Borrower nor any Guarantor has material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.  At any time following an Event of Default, the Borrower further agrees to allow the Lender or its agent access to the properties of the Borrower and each of the Guarantors to confirm compliance with all Environmental Laws, and the Borrower shall, following determination by the Lender that there is a material non-compliance, or any condition which requires any action by or on behalf of the Borrower in order to avoid any material non-compliance, with any Environmental Law, at the Borrower’s sole expense, cause an independent environmental engineer acceptable to the Lender to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

5.13        Solvency, etc.  As of the date hereof, and immediately prior to and after giving effect to the issuance of the Loan hereunder and the use of the proceeds thereof, (a) the fair value of the Borrower’s and each of the Guarantor’s assets is greater than the amount of their respective probable liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the Bankruptcy Code, (b) the present fair saleable value of the Borrower’s and each of the Guarantor’s assets is not less than the amount that will be required to pay (i) the probable liability on their respective debts as they become absolute and matured and (ii) their probable debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the ordinary course of business, (c) neither the Borrower nor any of the Guarantors intends to, and Borrower does not believe that it or any of the Guarantors will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (d) neither the Borrower nor any of the Guarantors is engaged in business or a transaction, and is about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

5.14        ERISA Obligations.  All Employee Plans sponsored or maintained by the Borrower subject to the minimum funding standards of Section 302 of ERISA and Section 412 of the Internal Revenue Code meet such standards, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code is so qualified.  No withdrawal liability has been incurred under any such Employee Plans and no Reportable Event or nonexempt “prohibited transaction” (as defined in Section 406 of ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies and except as could not reasonably be expected to result in a Material Adverse Effect.  The Borrower has promptly paid and discharged all obligations and liabilities arising under ERISA which if unpaid or unperformed would reasonably be expected to result in the imposition of a Lien under Section 412 or 430(k) of the Code or Section 303 of ERISA against any of its properties or assets.

5.15        Labor Relations.  Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against the Borrower or any Guarantor or to the best knowledge of the Borrower, threatened, (ii) hours worked by and payment made to employees of the Borrower and any Guarantor have not been in violation of the Fair Labor Standards Act or any other Applicable Law, rule or regulation, and (iii) no unfair labor practice complaint is pending against the Borrower or any Guarantor or threatened before the National Labor Relations Board or similar Governmental Authority.

5.16        Security Interest.  This Agreement and/or the relevant Loan Documents creates a valid security interest in favor of the Lender in the Collateral and in the Guarantors’ Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or control of such Collateral by the Lender or delivery of such Collateral to the Lender, shall constitute a valid, perfected, first-priority, or an equivalent under applicable foreign law, continuing security interest in such Collateral subject only to the Permitted Liens.

5.17        Lending Relationship.  The relationship hereby created between the Borrower and the Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loan.

5.18        Business Loan.  The Loan, including interest rate, fees and charges as contemplated hereby, (i) are business loans, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Colorado usury laws, any consumer credit laws or the usury laws of any state or country which may have jurisdiction over this transaction, the Borrower or any property securing the Loan.

5.19        Taxes.  The Borrower has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.  The Borrower has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

5.20        Governmental Regulation.  The Borrower is not, or after giving effect to any loan, will not be, subject to regulation under the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state or other statute or regulation limiting its ability to incur indebtedness for borrowed money.

5.21        Place of Business.  The principal place of business of the Borrower is set forth in the notice provision of this Agreement, and the principal place of business of each Guarantor is set forth in Schedule 5.21. The location of the books and records of the Borrower and each of the Guarantors, including the location of all Collateral, as of the date hereof is set forth on Schedule 5.21 attached hereto and made a part hereof, and the Borrower shall promptly notify the Lender of any addition or change in such locations.  The Borrower will not remove or permit the Collateral to be removed from such locations without the prior written consent of the Lender, except for any Permitted Dispositions or inventory moved from such locations for the purpose of sale in the ordinary course of the Borrower’s or any Guarantor’s business.

5.22        Complete Information.  This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Borrower to the Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrower to the Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lender that and provided that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

5.23        Subordinated Debt.  Schedule 5.23 lists all Subordinated Debt as of the Effective Date.  The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by the Lender.  The Obligations constitute senior debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt.  The Borrower acknowledges that the Lender is entering into this Agreement and is making the Loan in reliance upon the subordination provisions of the Subordinated Debt and this Section.

5.24        Material Contracts.  Schedule 5.24 identifies and contains a description of all contracts and transactions to which the Borrower is a party or a Guarantor is a party (a) which, if breached or terminated, would reasonably be expected to result in a Material Adverse Effect or (b) in which any Affiliate is also a party (“Material Agreements”).

5.25        Compliance with Applicable Laws.  Borrower and each of the Guarantors is in compliance with all Applicable Laws related to it and any of its operations, assets or properties, expect for any non-compliance which would not reasonably be expected to result in a Material Adverse Effect.

5.26        No Trigger of Change of Control Provisions.  Except as set forth on Schedule 5.26, none of the transactions described in any of the Loan Documents or contemplated thereunder, including, but not limited to the granting to or exercise by the Lender of any Conversion Rights and any resulting ownership by Lender of shares of common stock of the

Borrower, will constitute a “change of control” pursuant to any plan, agreement or other obligation of the Borrower.

5.27        Securities Laws and Exchange Rules.  The transactions described in the Loan Documents, including but not limited to the Loan, the grant of the Conversion Rights to the Lender (which are subject to shareholder approval), the approval of the Conversion Rights by the shareholders of Borrower, and any election by the Lender to exercise any shareholder approved right to convert all or any part of the Loan, and any ownership of shares of Common Stock of the Borrower comply with the provisions of Multilateral Instrument 61-101 and will, upon (i) shareholders of the Company approving such Conversion Rights in accordance with Applicable Law, and (ii) the TSX conditionally approving and the NYSE MKT approving the listing of the common shares of the Company issuable upon the exercise of such Conversion Rights, be in compliance with the requirements of the TSX and the NYSE MKT. None of the transactions contemplated by the Loan Documents requires registration under the Securities Act of 1933.

5.28        Mining Rights.  Except to the extent set forth in Schedule 5.28, Minera William S.A. de C.V. and Minera Labri S.A. de C.V. have acquired all Mining Rights, and has obtained such other material surface and other material rights, or has contracts, arrangements, or the ability to acquire the same, as are necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with the operation of the Velardeña Operations.  All such Mining Rights and other rights, contracts, arrangements or ability to acquire the same, are sufficient in scope and substance for the Velardeña Operations as presently conducted and no part of the purchase price payable in connection with the acquisition of such Mining Rights and other rights (other than any royalty payments, if any, payable by the Borrower pursuant to royalty agreements set forth in Schedule 5.28) remains unpaid.

5.29        Ownership and Use of Properties; Liens.  Except for such exceptions that do not, or are not reasonably expected to have a Material Adverse Effect, Minera William S.A. de C.V. has good title (or the equivalent thereof in any relevant jurisdiction) to all of the assets it owns or purports to own, free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except for Permitted Liens and as otherwise permitted pursuant to this Agreement or the other Loan Documents. Minera William S.A. de C.V. has complied in all material respects with all material contractual obligations relating to any of its material assets which are leased, operated, licensed or used (but not owned) by it or any Subsidiary of the Borrower and all agreements pursuant to which the Borrower is entitled to lease, operate, license or use any such Project Assets are in full force and effect.

5.30        Royalties, etc.  Other than as disclosed in Schedule 5.30, neither the Borrower’s nor or any Guarantor’s interest in any material asset or property (specifically including, but not limited to El Quevar Project or the Velardeña Operations) is subject to any royalty, net smelter return obligation, net profit payment, streaming, or similar interest or arrangement.

5.31        No Corrupt Practices.  Neither Borrower nor any of its Subsidiaries has engaged in any Corrupt Practices in violation of any Applicable Law.

Section 6.  Affirmative Covenants.

So long as any of the commitments hereunder are in effect and until payment in full of the Obligations:

6.1          Existence.  The Borrower shall and shall cause each of the Guarantors to, at all times, (a) preserve and maintain its and each of the Guarantor’s existence and good standing in the jurisdiction of its organization, (b) preserve and maintain its and each of the Guarantor’s qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and (c) continue as a going concern in the business which the Borrower and each of the Guarantors is presently conducting or other businesses reasonably related thereto.

6.2          Compliance with Laws.  The Borrower and each of the Guarantors shall comply in all material respects, including the conduct of its business and operations and the use of its and their properties and assets, with all Applicable Laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.  In addition, and without limiting the foregoing sentence, the Borrower shall (a) ensure, and cause each Subsidiary at any level to ensure, that no person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

6.3          Approvals.  The Borrower and each of the Guarantors will obtain, maintain in full force and effect, and comply in all respects with, all Approvals (including those identified in Schedule 1.1 (Approvals), as may be required or advisable from time to time for the Borrower to (i) execute, deliver, perform and preserve Lender’s rights under any of the Loan Documents executed or to be executed by it, (ii) grant and perfect the Liens granted or purported to be granted and perfected by it pursuant to any Pledge Agreement and (iii) own, lease, use or license the assets in which it holds any interest and operate the Velardeña Operations in accordance with sound mining and business practice except, in the case of (i) and (iii), to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.4          Payment of Taxes and Liabilities.  Except as set forth in Schedule 6.4, the Borrower shall pay and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Guarantors or any of the collateral provided by Borrower or any of the Guarantors, as well as claims of any kind which, if unpaid, could become a Lien on any of its and any of the Guarantor’s property; provided that the foregoing shall not require the Borrower to pay any such tax or charge so long as it or the appropriate Guarantor shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on the books of Borrower adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings as are necessary to stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

6.5          Maintain Property.  Except as set forth in Schedule 6.5, the Borrower shall at all times maintain, preserve and keep its and each of the Guarantor’s plant, properties and equipment, including any Collateral, in good repair, working order and condition, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained consistent with good business practices.  The Borrower shall permit the Lender to examine and inspect such plant, properties and equipment, including any Collateral, during regular business hours and upon prior written notice to the Borrower.

6.6          Maintain Insurance.  The Borrower shall at all times maintain property and liability insurance coverage in accordance with the requirements required under any material agreements binding on Borrower or any of the Guarantors and consistent with its (i) past practices and (ii) reasonably prudent under the circumstances. Upon the request of the Lender, Borrower shall furnish to the Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Borrower and the Guarantors, which shall be reasonably acceptable in all respects to the Lender and shall cause each issuer of an insurance policy to provide the Lender with an endorsement (i) showing the Lender as loss payee with respect to each policy of property or casualty insurance; and (ii) providing that thirty (30) days’ notice will be given to the Lender prior to any cancellation of such policy.  In the event the Borrower either fails to provide the Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Lender, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which the Lender reasonably deems advisable.  This insurance coverage (a) may, but need not, protect the Borrower’s interests in such property, including the Collateral, and (b) may not pay any claim made by, or against, the Borrower in connection with such property, including the Collateral. The Borrower may later cancel any such insurance purchased by the Lender, but only after providing the Lender with evidence that the Borrower has obtained the insurance coverage required by this Section.  If the Lender purchases insurance for the Collateral, the Borrower will be responsible for the reasonable and documented costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the principal amount of the Loan owing hereunder.  The costs of the insurance may be more than the cost of the insurance the Borrower may be able to obtain on its own.

6.7          ERISA Liabilities; Employee Plans.  The Borrower shall (i) keep in full force and effect any and all Employee Plans (other than Multiemployer Plans) which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Borrower under Title IV of ERISA; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the minimum funding standards of Section 302 of ERISA and Section 412 of the Internal Revenue Code; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Lender immediately upon receipt by the Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of a Multiemployer Plan or Employee Plan subject to Title IV of ERISA or the appointment of a trustee by the Pension Benefit Guarantee Corporation to administer such Employee Plans; (v) promptly advise the Lender of the occurrence of any Reportable Event or material non-exempt prohibited transaction (as defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status; except, in each of the preceding clauses (i), (ii), (iii) and (vi), as would not reasonably be expected to result in a Material Adverse Effect.

6.8          Financial Statements.  The Borrower shall at all times maintain a system of accounting, based on the accrual basis of accounting and in all respects in accordance with GAAP, and shall upon the reasonable written request of the Lender furnish, or cause to furnished to the Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrower.  Within thirty (30) days of filing with the Internal Revenue Service Borrower shall furnish a copy of its federal income tax returns, together with all schedules and exhibits.   No change with respect to such accounting principles shall be made by the Borrower or any of the Guarantors without giving prior notification to the Lender.  The Borrower represents and warrants to the Lender that the financial statements of the Borrower delivered to the Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Borrower and each of the Guarantors on a consolidated basis.  The Lender shall have the right at all times during business hours, upon reasonable prior written notice to Borrower, to inspect the books and records of the Borrower and each of the Guarantors and make extracts therefrom.

6.9          Notice of Proceedings.  The Borrower, promptly upon becoming aware, shall give written notice to the Lender of (a) any matter materially adversely affecting the Borrower, any of the Guarantors, or the Velardeña Operations or the El Quevar Project and (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Lender which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any Guarantor or to which any of their material properties is subject which could reasonably be expected to have a Material Adverse Effect.

6.10        Notice of Event of Default or Material Adverse Effect.  The Borrower shall, promptly after the commencement thereof, give notice to the Lender in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect.

6.11        Environmental Matters.  If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Borrower or any of the Guarantors, the Borrower shall cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, the Borrower shall comply with any federal or state or other jurisdiction’s judicial or administrative order requiring the performance at any real property of the Borrower or any of the Guarantors of activities in response to the release or threatened release of a Hazardous Substance.

6.12        Shareholder Approval.  Borrower shall file or cause to be filed, a preliminary proxy statement on or before November 23, 2015, for purposes of holding a special meeting of its shareholders in order for the shareholders of the Borrower to consider and vote on approving the Conversion Rights of the Note, and the transactions contemplated thereby (the “Shareholders Meeting”). Borrower will promptly file a definitive proxy statement as soon as practicable (the “Final Proxy Statement Filing Date”). Borrower, as promptly as reasonably practicable after the Final Proxy Statement Filing Date, but no later than January 31, 2016, shall hold the Special Meeting. Borrower’s Board shall (i) recommend to the shareholders of Borrower the approval of the conversion provisions of the Note, and the transactions contemplated thereby, (ii) take all lawful actions to solicit and encourage such approval from the shareholders of Borrower and (iii) not withdraw or modify such favorable recommendation. On or before January 15, 2016, Borrower will apply to the TSX for listing of all shares receivable upon exercise of the Conversion Rights and will diligently pursue the listing of such shares on the TSX. Within five (5) days after receipt of the approval of the shareholders, Borrower will apply to the NYSE MKT for listing of all shares receivable upon exercise of the Conversion Rights and will diligently pursue the listing of such shares on the NYSE MKT.

6.13        Best Efforts to Raise Capital through the Sale of Equity.  Borrower will use its commercially reasonable best efforts to raise no less than $5,000,000 through the sale of equity or securities convertible into equity with the closing of such funding to occur prior to the Loan Maturity Date.

6.14        Security Interest in Newly Acquired Assets.  If Borrower or any of its Subsidiaries obtains any material assets, upon the reasonable written request of the Lender, Borrower and/or any such subsidiary will grant Lender a Lien against any such assets as collateral security for the Loan.

6.15        SEC and Exchange Required Filings.  Borrower will timely file all reports required by the NYSE MKT and the SEC and will not voluntarily de-list from either the NYSE MKT or TSX without the prior written approval of the Lender (not to be unreasonably withheld, delayed or conditioned). For as long as the Loan is outstanding, Borrower will use its commercially reasonable best efforts to maintain its listing with NYSE MKT and the TSX.

6.16        Registration Rights Agreement.  Upon any exercise by the Lender of its right to convert all or any portion of the principal and interest under the Note into common stock of the

Borrower, Borrower agrees to enter into a Registration Rights Agreement, the form of which is attached hereto as Exhibit B.

6.17        Further Assurances.  The Borrower shall take or cause to be taken and shall cause each of its Subsidiaries, including each of the Guarantors, to take or cause to be taken, such actions as are necessary or as the Lender may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by such assets of the Borrower and its Subsidiaries in each case as the Lender may reasonably determine, including (a) the execution and delivery of security agreements, pledge agreements, financing statements, mortgages, and other documents, and the filing any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

Section 7.  Negative Covenants.

So long as any of the commitments hereunder are in effect and until payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been asserted), Borrower and each of the Guarantors shall comply with each of the following unless Borrower has obtained Lender’s prior written consent in each instance:

7.1          Use of Proceeds.  Neither Borrower nor any of its Subsidiaries shall use the proceeds of the Loan except as set forth in Schedule 1.1 (Use of Proceeds); provided that, Borrower and its Subsidiaries may vary from the amount set forth in any line item of the Use of Proceeds set forth in Schedule 1.1 (Use of Proceeds) by no more than 20%.

7.2          Debt.  Neither the Borrower nor any of the Guarantors or other Subsidiaries of the Borrower, shall, either directly or indirectly, create, assume, incur or have outstanding any Debt, or become liable, whether as endorser, guarantor, surety or otherwise, for any Debt of any other Person, except for the following (“Permitted Debt”):

(a)           the Obligations under this Agreement and the other Loan Documents;

(b)           obligations for Taxes, assessments, municipal or other governmental charges;

(c)           Intercompany Debt among the Borrower and its Subsidiaries or among each of the Subsidiaries;

(d)           obligations for accounts payable and trade payables, other than for money borrowed, incurred in the ordinary course of business;

(e)           Debt not otherwise permitted that does not exceed $100,000; and

(f)            the Permitted Debt listed in Schedule 7.2.

7.3          Liens.  Neither the Borrower nor any Guarantor shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any material asset of the Borrower or any Guarantor, whether owned at the date hereof or hereafter acquired, except for the following (“Permitted Liens”):

(a)           Liens created under the Loan Documents;

(b)           Liens imposed by a Governmental Authority for Taxes, assessments, pension or severance obligations, or other charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which the Borrower maintains adequate reserves in accordance with GAAP;

(c)           Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Borrower or materially impair the use thereof in the operation of the Borrower’s business and, in each case, for which the Borrower maintains adequate reserves in accordance with GAAP;

(d)           easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrower;

(e)           purchase money security interests securing payment by the Borrower or any Guarantor of a portion of the purchase price of any asset, provided that (i) any such Lien attaches to such property concurrently with or within thirty (30) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

(f)            Liens, deposits or pledges to secure the non-delinquent performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

(g)           Liens arising out of the lease of capital equipment;

(h)           attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Twenty-Five Thousand and 00/100 Dollars ($25,000.00) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default;

(i)            pledges, deposits or Liens arising or made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;

(j)            to the extent permitted under this Agreement, leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

(k)           with respect to real property, zoning restrictions, easements, licenses, encumbrances or other restrictions on the use of such real property or other minor irregularities in the title thereto, so long as the same do not impair in any material respect the use or value of such property for its intended purpose;

(l)            Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); and

(m)          those Liens identified in Schedule 7.3.

7.4          Investments.  Except as set forth in Schedule 7.4, the Borrower will not and will not permit any of its Subsidiaries, either directly or indirectly, to make or have outstanding any Investment.

7.5          Modification of Material Agreements.  Borrower shall not and shall not permit any of its Subsidiaries to modify any Material Agreement as listed on Schedule 5.24.

7.6          Asset Dispositions, etc.  The Borrower will not and will not permit any of its Subsidiaries, either directly or indirectly, to have any Asset Disposition (including accounts receivable) to any Person (other than another Obligor) except for a Permitted Disposition.

7.7          No Change in Control Agreements.  Without the prior written consent of the Lender (not to be unreasonably withheld, delayed or conditioned), neither Borrower nor any of the Guarantors will (i) adopt any compensation related plan or policy containing “change of control” or “change in control” provisions, or (ii) enter into any compensation or other agreement, plan or policy pursuant to which any of the transactions described in the Loan Documents or contemplated thereunder, including without limitation the granting to or exercise by the Lender of any Conversion Rights and any resulting ownership by Lender of shares of common stock of the Borrower, will constitute a “change of control” of the Borrower.

7.8          Sale and Leaseback.  Except as set forth in Schedule 7.8, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person (other than another Obligor) and the subsequent lease or rental, in a related transaction, of such property or other substantially similar property from such Person.

7.9          Issuance of Capital Securities.  Any proceeds from the sale of Capital Securities of the Borrower up to the amount of principal and all interest payable under the Note shall be deposited in a separate account, with disbursements from such account not permitted without the signature of an authorized person on behalf of the Lender and then only to repay the Note at maturity or to release all or part of the proceeds upon a conversion of all or part of the Loan into shares of common stock of the Borrower as described in the Note. Other than settlement of intercompany contributions and distributions between the Subsidiaries or between the Borrower and any Subsidiary, none of the Guarantors shall issue any Capital Securities to any Person.

7.10        Distributions.  Other than distributions between the Subsidiaries or between the Borrower and any Subsidiary, neither the Borrower nor any Guarantor shall, (a) make any distribution or dividend, whether in cash or otherwise, to any of its equity holders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, (d) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or any other payment in respect of any Subordinated Debt, or (e) set aside restricted funds for any of the foregoing.  The foregoing shall not prohibit the transfer of funds to enable the Borrower to repay the Loan at maturity.

7.11        No Adverse Change to Employee Benefits.  Neither Borrower nor any of the Guarantors will amend or revise (including re-pricing any options granted to any present or former officer, director, employee or any person similarly situated) any terms of employment including compensation and benefits in a manner that benefits any such person or is adverse to the best interests of the Company.

7.12        Inconsistent Agreements.  Neither the Borrower nor any Guarantor shall enter into any material agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Borrower or any Guarantor of any of its Obligations hereunder or under any other Loan Document, (b) prohibit the Borrower or any Guarantor from granting to the Lender a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Borrower or any other Subsidiary, or pay any Debt owed to the Borrower or any Guarantor, (ii) make loans or advances to the Borrower or any other Guarantor, or (iii) transfer any of its assets or properties to the Borrower or any other Guarantor, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Permitted Debt, and other secured Permitted Debt by this Agreement if such restrictions or conditions apply only to the property or assets securing such Permitted Debt, and (C) customary provisions in leases and other contracts restricting the assignment thereof.

7.13        Royalty and Other Agreements.  Neither the Borrower nor any of the Guarantors shall enter into any agreement relating to the granting of royalties, net profits, streaming, or similar interests in connection with the Velardeña Operations or the El Quevar Project.

7.14        Business Activities; Change of Legal Status and Organizational Documents.  Neither the Borrower nor any Guarantor shall (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change its name, its Employer Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, or (c) permit its charter, bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lender.

7.15        Derivatives.  Borrower shall not and shall not permit any of its Subsidiaries to enter into any derivative contracts, including, but not limited to interest rate swaps and hedging arrangements.

Section 8.  Events of Default.

The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

8.1          Nonpayment of Obligations.  Borrower shall fail to pay principal, interest, or any other amount due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; when and as the same shall become due and payable, within three (3) days of the date when it becomes due and payable under any Loan Document.

8.2          Misrepresentation.  Any written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents shall be false in any material respect when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to the Lender by or on behalf of any Obligor in connection with any Loan Document shall prove to be false, inaccurate or misleading in any material respect.

8.3          Nonperformance.  Any failure to perform or default in the performance of any material covenant, condition or agreement contained in this Agreement or in any Loan Document, and such failure to perform or default in performance (except for any obligation to pay money) continues for a period of thirty (30) days after the Borrower receives notice or knowledge from the Lender of such failure to perform or default in performance or, if longer, the period of time permitted for a cure under the Loan Document under which such failure to perform or default occurs.

8.4          Default under Other Debt.  Any default by any Obligor in the payment of any Debt for any other obligation, in an aggregate principal amount exceeding $100,000 beyond any period of grace provided with respect thereto or in the performance of any other material term, condition or covenant contained in any agreement (including any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

8.5          Other Material Obligations.  Any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, would reasonably be expected to have a Material Adverse Effect.

8.6          Bankruptcy, Insolvency, etc.  Any Obligor shall:

(a)           become insolvent, or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(b)           apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of such Obligor; make a general assignment for the benefit of its creditors or take any action authorizing, or in furtherance of, any of the foregoing;

(c)           in the absence of such application, consent or acquiescence in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of such Obligor, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that, each Obligor hereby expressly authorizes Borrower to appear in any court conducting any relevant proceeding during such 60 day period to preserve, protect and defend their rights under the Loan Documents;

(d)           permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by any Obligor, such case or proceeding shall be consented to or acquiesced in by such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that, each Obligor hereby expressly authorizes Borrower to appear in any court conducting any such case or proceeding during such 60 day period to preserve, protect and defend their rights under the Loan Documents; or

(e)           take any action authorizing, or in furtherance of, any of the foregoing.

8.7          Judgments.  The entry of any final judgment, decree, levy of execution, attachment, garnishment or other similar process with respect to the payment of money in an amount in excess of $250,000 against any Obligor, other than as listed in Schedule 8.7.

8.8          Change in Control.  The occurrence of any Change in Control with respect to the Borrower or any Guarantor, except as contemplated hereby.

8.9          Guaranty.  Any guaranty provided by a Guarantor shall for any reason be revoked, terminated or become invalid or otherwise cease to be in full force and effect. Any Guarantor shall contest in any manner the validity or enforceability of a Guaranty or deny that it has continuing liability thereunder.

8.10        Subordinated Debt.  The subordination provisions of any Subordinated Debt shall for any reason be revoked or invalid or otherwise cease to be in full force and effect.  The

Borrower shall contest in any manner, or any other holder thereof shall contest in any judicial proceeding, the validity or enforceability of the Subordinated Debt or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by the subordination provisions of the Subordinated Debt.

8.11        Material Agreement.  The provisions of any agreement shall for any reason, other than in accordance with the terms of such agreement, be revoked, terminated or otherwise cease to be in full force and effect, if such revocation, termination or cessation would reasonably be expected to have a Material Adverse Effect.

8.12        Impairment of Security, etc.  Any Loan Document or any Lien granted to the Lender hereunder or thereunder shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower or any Guarantor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien; provided that the Borrower shall have thirty (30) days to cure any such impairment after the Borrower receives notice or knowledge from the Lender of such impairment.

8.13        Expropriation, etc.  Any Governmental Authority or other person purporting to be or act as a Governmental Authority condemns, nationalizes, seizes or otherwise expropriates all or any material portion of the assets or ownership of, or assumes custody of, a material portion of the Velardeña Operations or El Quevar Project, or the ownership of the owner of the Velardeña Operations or El Quevar Project, if such action (together with any prior similar action) would prevent the Borrower from carrying on its obligations under the Loan Documents or would reasonably be expected to have a Material Adverse Effect, and such condemnation, nationalization, seizure, expropriation, assumption or action is not withdrawn, rescinded, reversed, or in the case of any such action with respect to property or assets, the same are not replaced with equivalent property or assets within thirty (30) days.

8.14        Failure to Receive Approvals.  Failure of (i) the shareholders of the Borrower to approve the Conversion Rights of the Lender prior to January 31, 2016, or (ii) the Borrower to receive the NYSE MKT and the TSX conditional approval for listing of all shares receivable upon exercise of the Conversion Rights on or before February 15, 2016; provided that the Borrower shall have up to fourteen (14) days to extend the Shareholders Meeting in order to meet the quorum requirement for purposes of obtaining approval of the Conversion Rights.

Section 9.  Remedies.

9.1          Rights of Lender.  Upon the occurrence and during the continuance of an Event of Default, the Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity.  Without limiting the generality of the foregoing, the Lender may, at its option upon the occurrence and during the continuance of an Event of Default, declare its commitments to the Borrower to be terminated and all Obligations to be immediately due and payable, all without demand, notice or further action of any kind required on the part of the Lender.  The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of the Guarantor or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

9.2          Possession and Assembly of Collateral.  Upon the occurrence and during the continuance of an Event of Default, the Lender, in person, by agent, or by a properly appointed receiver, shall be entitled, without notice, demand or legal process of any kind (other than as required by law), take possession of any or all of the Collateral (in addition to Collateral of which the Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Borrower’s or Guarantors’ premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Lender shall have the right to store and conduct a sale of the same in any of the Borrower’s or Guarantor’s premises without cost to the Lender.  At the Lender’s request, the Borrower will, at the Borrower’s sole expense, assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender which is reasonably convenient to the Lender and the Borrower.  Lender may apply for and obtain, without regard to the adequacy of any security for the obligations or the solvency of the Borrower or any other person or entity, a receiver to be appointed by any court of competent jurisdiction to take charge of all the premises, to manage, operate and carry on any business then being conducted or that could be conducted on the premises, to carry on, protect, preserve, replace and repair any of the Collateral and to apply the same to pay the receiver’s reasonable and documented expenses and all such amounts shall become obligations due under the Loan Documents.  Such receiver may be appointed by any court of competent jurisdiction upon ex parte application and without notice to Borrower, notice being hereby expressly waived.  Borrower hereby consents to the appointment of such receiver and waives any and all defenses, including, but not limited to, defenses based upon venue, to such appointment and agrees not to oppose any application therefor, other than the defense that there does not then exist an Event of Default.  Borrower consents to the receivership pursuant to CRS § 38-38-602(3) and agrees that it shall not be necessary for Lender to plead or prove any other basis for a receiver under CRS § 38-38-601 or 602(1) and (2) or CRCP Rule 66, all of which are waived.  Lender shall not be required to commence a judicial foreclosure as a condition precedent to its right to have a receiver appointed.  In no event shall the receiver be obligated to post a bond in excess of one and one-half times the gross revenues or $100,000, whichever is less.  The receiver shall be authorized to operate the business as deemed necessary or desirable to complete the improvements; pay, settle or compromise all existing invoices, charges and claims relating to the premises and/or the improvements as it deems necessary for the completion of the improvements and a clear title to the premises; prosecute and defend all actions and proceedings in connection with the construction and the improvements and apply the proceeds of any judgment in such action against any of the Obligations as it determines in its sole discretion; execute, acknowledge and deliver all leases, instruments and documents in the name of Borrower; and, with court approval, to sell the collateral.  Upon appointment of said receiver, Borrower shall immediately deliver possession of all of the premises to such receiver.  Neither the appointment of a receiver for the premises by any court at the request of Lender or by agreement with Borrower nor the entering into possession of all or any part of the premises by such receiver shall constitute Lender a “mortgagee in possession” or otherwise make Lender responsible or liable in any manner with respect to the premises or the occupancy, operation or use thereof.  Borrower agrees that Lender shall have the absolute and unconditional right to the appointment of a receiver in any independent and/or separate action brought by Lender regardless of whether Lender seeks any relief in such action other than the appointment of a receiver.  In that respect, Borrower waives any express or implied requirement under common law that a receiver may be appointed only ancillary to other judicial or non-judicial relief.

9.3          Sale of Collateral.  The Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Lender may deem proper and the Lender may purchase any or all of the Collateral at any such sale.  The Borrower acknowledges that the Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers.  The Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale.  The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  The Lender may apply the net proceeds, after deducting all costs, expenses, reasonable and documented attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrower.  The Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate.  Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Lender at least ten (10) calendar days before the date of such disposition.  The Borrower hereby confirms, approves and ratifies all acts and deeds of the Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral.  The Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Lender shall deem appropriate.  The Borrower expressly absolves the Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Agreement.

9.4          Standards for Exercising Remedies.  To the extent that Applicable Law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral.  The Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section.  Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this section.

9.5          UCC and Offset Rights.  The Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other Applicable Law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and reasonable attorneys’ and paralegals’ fees, and in such order of application as the Lender may, from time to time, elect, any indebtedness of the Lender to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Lender.  The Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Lender to any Obligor.

9.6          Additional Remedies.  The Lender shall have the right and power to:

(a)           instruct the Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including any account debtors, to make payment directly to the Lender of any amounts due or to become due thereunder, or the Lender may directly notify such obligors of the security interest of the Lender, and/or of the assignment to the Lender of the Collateral and direct such obligors to make payment to the Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)           enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)           take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)           extend, renew or modify for one or more periods (whether or not longer than the original period) the Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to the Note or any of the Obligations;

(e)           grant releases, compromises or indulgences with respect to the Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Note or any of the Obligations;

(f)            make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364, 365 or any other section of the Bankruptcy Code; provided, however, that any such action of the Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrower, any guarantor or other Person liable to the Lender for the Obligations; and

(g)           at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Lender’s rights hereunder, under the Note or under any of the other Obligations.

The Borrower hereby ratifies and confirms whatever the Lender may do with respect to the Collateral and agrees that the Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

9.7          Attorney-in-Fact.  The Borrower hereby irrevocably makes, constitutes and appoints the Lender (and any officer of the Lender or any Person designated by the Lender for that purpose) as the Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement and the other Loan Documents, (ii) execute such financing statements and other documents and to do such other acts as the Lender may reasonably require to perfect and preserve the Lender’s security interest in, and to enforce such interests in the Collateral, (iii) to affirm or make any elections under section 365 of the Bankruptcy Code pertaining to any agreements in the event of a bankruptcy filed by or against the Borrower or any Guarantor, and (iv) carry out any remedy provided for in this Agreement, including endorsing the Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the

Lender, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations.  The Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.  The Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

9.8          No Marshaling.  The Lender shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.  To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

9.9          Application of Proceeds.  The Lender will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby.  The Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrower.  Any proceeds of any disposition by the Lender of all or any part of the Collateral may be first applied by the Lender to the payment of expenses incurred by the Lender in connection with the Collateral, including reasonable attorneys’ fees and legal expenses as provided for in Section 10.14 hereof.

9.10        No Waiver.  No Event of Default shall be waived by the Lender except in writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of the Lender to exercise any remedy available to the Lender in any order.  The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any Loan Document, no remedy of law will provide adequate relief to the Lender, and further agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.  Miscellaneous.

10.1        Obligations Absolute.  None of the following shall affect the Obligations of the Borrower to the Lender under this Agreement or the Lender’s rights with respect to the Collateral:

(a)           acceptance or retention by the Lender of other property or any interest in property as security for the Obligations;

(b)           release by the Lender of all or any part of the Collateral or of any party liable with respect to the Obligations;

(c)           release, extension, renewal, modification or substitution by the Lender of the Note, or the Note evidencing the Obligations, or the compromise of the liability of any Obligor of the Obligations; or

(d)           failure of the Lender to resort to any other security or to pursue the Borrower or any other Obligor liable for any of the Obligations before resorting to remedies against the Collateral.

10.2        Entire Agreement.  This Agreement and the other Loan Documents (i) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (ii) are the final expression of the intentions of the Obligor and the Lender.  No promises, either expressed or implied, exist between the Obligor and the Lender, unless contained herein or therein.  Without limiting the generality of the foregoing, Lender and Borrower each disclaim and waive any implied covenants with respect to this Agreement and the other Loan Documents, including, without limitation, the implied covenant of good faith and fair dealing.  This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents.  The Borrower specifically acknowledges that this Agreement relates to a “credit agreement” for a principal amount exceeding twenty-five thousand dollars as defined in C.R.S. § 38-10-124 and that the statute of frauds provided in such statute applies to this Agreement.  This Agreement and the other Loan Documents are the result of negotiations among the Lender, the Obligors and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties.  Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Lender merely because the Lender’s involvement in their preparation.

10.3        Assignability.  (a) The Lender may at any time assign the Lender’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Lender’s rights in any or all of the Collateral, and the Lender thereafter shall be relieved from all liability with respect to such Collateral.  In addition, the Lender may at any time sell one or more participations in the Loan.  In the event that a transfer by Lender of its rights and/or obligations under this Agreement (and any relevant Loan Documents) occurred or was deemed to occur by way of novation, the Parties explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new lender, new secured party, participant or their successors or assignees, in accordance with the provisions of Article 1278 of the Luxembourg Civil Code. (b) The Borrower may not sell or assign this Agreement, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender.  (c) This Agreement shall be binding upon the Lender and the Borrower and their respective legal representatives and successors, provided that a successor to the Lender shall be entitled to rely upon the provisions of Section 3.5 only if the successor has satisfied requirements imposed by the final sentence of Section 3.5. If the Lender assigns rights under this Agreement, the Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each assignee’s interest in the Loan and the principal amounts (and stated interest) of each assignee’s interest in the Loans or other obligations under the Loan Documents (the “Register”); provided that the  Lender shall not have any obligation to disclose all or any portion of the Register to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Any sale or transfer of an interest in the Loan, however evidenced, shall be effective only upon appropriate entries with respect thereto being made in the Register.  The entries in the Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.  Notwithstanding the above, Lender agrees that, so long as no Event of Default has occurred and is continuing, that prior to any assignment of this Agreement or the Note to, or any loan participation with, a Person other than a financial institution whose deposits are insured by the FDIC, Lender agrees to obtain Borrower’s prior written approval of the proposed assignee or participant, which approval shall not be unreasonably withheld.

10.4        Confirmations.  The Borrower and the Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loan then outstanding under such Note.

10.5        Binding Effect.  This Agreement shall become effective upon execution by the Borrower and the Lender.  If this Agreement is not dated or contains any blanks when executed by the Borrower, the Lender is hereby authorized, without notice to the Borrower, to date this Agreement as of the date when it was executed by the Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

10.6        Governing Law; Jurisdiction, etc.

(a)           This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Colorado.

(b)           The Borrower and each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Colorado sitting in County, and of the United States District Court of the District of Colorado, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Colorado State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or Guarantor or its properties in the courts of any jurisdiction.

(c)           The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.13. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

10.7        Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.8        Enforceability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.9        Survival of Borrower Representations.  All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Lender, be deemed material and relied upon by the Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Note.  Each of the representations and warranties contained herein shall be deemed reaffirmed as of the date of each borrowing under this Agreement.  The Lender, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

10.10      Extensions of Lender’s Commitment.  This Agreement shall secure and govern the terms of (i) any extensions or renewals of the Lender’s commitment hereunder, and (ii) any replacement note executed by the Borrower and accepted by the Lender in its sole and absolute discretion in substitution for the Note.

10.11      Time of Essence.  Time is of the essence in making payments of all amounts due the Lender under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

10.12      Counterparts; Facsimile Signatures.  Borrower has requested that Lender permit this Agreement and the other Loan Documents be signed in counterpart signature pages and that they be delivered electronically.  Lender is willing to permit the use of electronically delivered counterpart signature pages on the following terms, each of which is accepted by Borrower by the delivery of any counterpart signature page: (a) This Agreement and the other Loan Documents may be signed in any number of counterparts and delivered electronically, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; (b) Borrower agrees that the version of the documents to which the counterpart signature pages are attached according to Lender’s records shall conclusively be deemed to be the final versions agreed upon by all parties; (c) Borrower waives any claim or defense that it may have against Lender or any other person involved in handling the counterpart signature pages, even if such claims are based in whole or in part upon negligence or fraud, that the versions of the documents as reflected in Lender’s records are not the final complete versions of such documents; (d) Borrower waives any right to object to the introduction of electronic copies of such documents in any action or proceeding based on any theory that Lender should have to produce the originals; and (e) Borrower agrees that it shall, within fifteen (15) days of the date hereof furnish Lender with original fully executed versions of Loan Documents and failure to do so shall constitute an Event of Default.

10.13      Notices.  Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Lender’s rights hereunder.  All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

To the Borrower:	Golden Minerals Company
Mr. Robert Vogels, CFO
350 Indiana Street, Suite 800
Golden, Colorado 80401

With copies to (which shall not be deemed to constitute notice):

Deborah Friedman
Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, CO 80202

To the Lender:	Sentient Global Resources Fund IV, L.P.
Attn: Mr. Andrew Pullar
Landmark Square, 1st Floor
64 Earth Close, West Bay Beach South
P.O. Box 10795
George Town, Grand Cayman KY1-1007
Cayman Islands

With copies to (which shall not be deemed to constitute notice):

Gregory A. Smith
Quinn & Brooks P.L.L.C.
P.O. Box 590
Larkspur, CO 80118

Or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.  All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) Business Day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) Business Day following the day such notice is delivered to such carrier.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

10.14      Costs, Fees and Expenses.  The Borrower shall pay or reimburse the Lender for all reasonable and documented costs, fees and expenses incurred by the Lender or for which the Lender becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement,  the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including reasonable and documented consultants’ fees and attorneys’ fees and time charges of counsel to the Lender, which shall also include attorneys’ fees and time charges of attorneys who may be employees of the Lender or any Affiliate of the Lender, plus reasonable and documented costs and expenses of such attorneys or of the Lender; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated.  In furtherance of the foregoing, the Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, the Note and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such reasonable and documented costs and expenses.  That portion of the Obligations consisting of reasonable and documented costs, expenses or advances to be reimbursed by the Borrower to the Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by the Borrower to the Lender on demand.  If at any time or times hereafter the Lender: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Lender, the Borrower, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or the Borrower’s business or affairs, or (iii) to enforce any rights of the Lender against the Borrower or any other Person that may be obligated to the Lender by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Lender’s rights or remedies under the Agreement or the other Loan Documents, the reasonable and documented costs and expenses incurred by the Lender in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Borrower to the Lender on demand.

10.15      Indemnification.  The Borrower agrees to defend (with counsel satisfactory to the Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable and documented fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable and documented attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loan, the use or intended use of the proceeds of the Loan, the enforcement of the Lender’s rights and remedies under this Agreement, the Loan Documents, the Note, any other instruments and documents delivered hereunder; provided, however, (i) this Section shall not apply to Excluded Taxes, and (ii) that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and non-appealable judgment to have been caused solely by or resulting solely from the willful misconduct, bad faith, or gross negligence of such Indemnified Party or a material breach by such Indemnified Party of its obligations in connection with the Loan Documents.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by Applicable Law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, shall be added to the Obligations of the Borrower and be secured by the Collateral.  The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

10.16      Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by any Obligor or the transfer to the Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and reasonable attorneys’ fees of the Lender, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

10.17      Document Imaging.  Lender shall be entitled, in its sole discretion, to image all or any selection of the instruments, Related Documents, other loan documents, and items and records governing, arising from or relating to any of Borrower’s loans, and may destroy or archive the paper originals.  The parties hereto waive any right to insist Lender produce paper originals, agree that such images shall be accorded the same force and effect as the paper originals, and further agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or proceedings.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Loan Agreement as of the date first above written.

GOLDEN MINERALS COMPANY, a Delaware corporation

By:	/s/ Warren M. Rehn
Name: Warren M. Rehn
Title: President and Chief Executive Officer

SENTIENT GLOBAL RESOURCES FUND IV, L.P., a Cayman Islands exempted limited partnership

By: Sentient GP IV, L.P., General Partner
By: Sentient Executive GP IV, Limited, General Partner

By:	/s/ Andrew Pullar
Name: Andrew Pullar
Title: Director

PROXY GOLDEN MINERALS COMPANY PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 19, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned hereby constitutes and appoints Warren M. Rehn and Robert P. Vogels and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) of Golden Minerals Company (the “Company”) in such manner as they, or either of them, may determine on any matters which may properly come before the Special Meeting or any adjournments thereof and to vote on the matter set forth on the reverse side as directed by the undersigned. The Special Meeting will be held at the Courtyard by Marriott Denver West/Golden, 14700 W. 6th Avenue Frontage Road, Golden, Colorado 80401, on January 19, 2016 at 9:00 A.M. MST and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” UNDER THE PROPOSAL. IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE IT WILL BE VOTED FOR THE PROPOSAL. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF. (Continued, and to be marked, dated and signed, on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held January 19, 2016 The Proxy Statement to Stockholders is available at: http://www.viewproxy.com/GoldenMinerals/2016

BLUE INK AS SHOWN HERE x PLEASE MARK YOUR VOTE IN WILL ATTEND THE MEETING o THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL The Proposal – To approve the issuance of shares of the Company’s Common Stock upon the conversion of a Senior Secured Convertible Note in favor of the Company’s stockholder The Sentient Group. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED PRE PAID ENVELOPE. o FOR o AGAINST o ABSTAIN Dated: Signature(s) of Stockholder(s) Title Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.